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SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. 1)

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STEINER LEISURE LIMITED
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STEINER LEISURE LIMITED

May 7, 2004

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Steiner Leisure Limited, which will be held at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida on Thursday, June 17, 2004, at 1:00 p.m. local time.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If you decide to attend the annual meeting, you will, of course, have the opportunity to vote in person.

Sincerely, /s/ Clive E. Warshaw Clive E. Warshaw Chairman of the Board

STEINER LEISURE LIMITED
_____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 17, 2004
_____________________________

To the Shareholders:

The annual meeting of the shareholders of Steiner Leisure Limited will be held at the Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida on June 17, 2004, at 1:00 p.m. local time for the following purposes:

    To elect two Class II directors to serve for terms of three years, and one Class I director to serve for a term of two years;

    To act upon a proposal to approve the adoption of the Company's 2004 Equity Incentive Plan, which is proposed to replace the Company's Amended and Restated 1996 Share Option and Incentive plan;

    To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004; and

    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 22, 2004 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof.

By Order of the Board of Directors
Robert C. Boehm Secretary

May 7, 2004

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE JUNE 17, 2004 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

STEINER LEISURE LIMITED
Suite 104A
Saffrey Square
Nassau, The Bahamas
_____________________________

PROXY STATEMENT
____________________________

This Proxy Statement and the accompanying proxy card are being furnished to shareholders of Steiner Leisure Limited, a Bahamas international business company (the "Company"), in connection with the solicitation of proxies by the Company's board of directors from holders of the Company's outstanding common shares, (U.S.) $.01 par value per share (the "Common Shares"), for use at the annual meeting of shareholders of the Company to be held on Thursday, June 17, 2004, at the Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida at 1:00 p.m. local time and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

Only holders of record of Common Shares as of the close of business on April 22, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, the Company had 16,515,602 Common Shares issued and outstanding. Holders of Common Shares are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each Common Share held of record as of the Record Date. Common Shares represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted "for" the election, as directors of the Company, of the nominees named in the proxy to serve, in the case of the Class II directors, until the 2007 annual meeting of shareholders and, in the case of the Class I director, until the 2006 annual meeting of shareholders, "for" adoption of the Company's 2004 Equity Incentive Plan (the "New Equity Plan"), "for" ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as independent auditors for the Company for fiscal year 2004 and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to Company shareholders on or about May 7, 2004.

Any holder of Common Shares giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date than the date of the proxy being revoked or (iii) at the Annual Meeting, if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Robert C. Boehm, Secretary, c/o Steiner Management Services, LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

The holders of a majority of Common Shares issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of the Class II and Class I directors. Approval of each of Proposals Two and Three require the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and be represented at the Annual Meeting in person or by proxy. A properly executed proxy marked "Withhold Authority" with respect to the election of directors will not be voted with respect to such director, although the Common Shares represented by proxy will be treated as "present" and "entitled to vote." For the purpose of determining the vote required for approval of Proposals Two and Three, Common Shares held by shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter.

A "broker non-vote" refers to Common Shares represented in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have discretionary voting power on such matter. In the case of a broker non-vote, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter.

PROPOSAL 1 - ELECTION OF DIRECTORS

The number of directors of the Company as determined by the board of directors pursuant to the Company's Amended and Restated Articles of Association (the "Articles"), is seven. In accordance with the Articles, the board of directors of the Company consists of three classes: Class I, Class II and Class III, consisting of one, two and three directors, respectively. One of the three classes is elected each year to succeed the directors or director, as the case may be, whose terms are expiring. The Class II directors are to be elected at the Annual Meeting, the Class III directors are to be elected at the 2005 annual meeting of shareholders and the Class I directors are to be elected at the 2006 annual meeting of shareholders. Typically, only the directors of one class stand for election at each annual meeting of shareholders. However, as a result of the increase in the size of the board described in the next paragraph, a Class I director nominee will also stand for election at this year's annual meeting. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned or otherwise left office.

In April 2004, the board increased the number of directors of the Company from six to seven. This increase was to allow for the election of an additional independent director to comply with a new rule of the Nasdaq Stock Market requiring the Company to have a majority of independent directors (the "Nasdaq Independence Rule"). This would give the Company a total of four board positions available for independent directors. The board designated the new director position as being in Class I. The board has determined that three directors, Messrs. Finkelstein, Mariner and Preston, as well as the new nominee for the board, are independent directors as defined by the National Association of Securities Dealers' listing standards

At the Annual Meeting, the Class II directors are to be elected to the board to serve until the 2007 annual meeting of shareholders. The nominees for election as Class II directors at the Annual Meeting are Charles D. Finkelstein and Jonathan D. Mariner, who are presently directors of the Company. The new Class I director is to be elected to serve until the annual meeting of shareholders to be held in 2006. David S. Harris has been nominated to serve as a new Class I director. Mr. Harris was recommended by the Chairman of the Board and the President and Chief Executive Officer of the Company. The board met with Mr. Harris, among other things, in connection with its consideration of Mr. Harris's nomination.

Each of the nominees was nominated by the board based on the recommendation of the independent directors. If any of the nominees is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present board. The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve as directors.

If any of the nominees for director fails to be elected at the Annual Meeting, the board would, as soon as practicable, appoint an additional independent director or directors, as the case may be, to serve until the 2005 annual meeting of shareholders so that the Company would be in compliance with the Nasdaq Independence Rule.

The following table sets forth the names and ages (as of the date of the Annual Meeting) of the directors and the new nominee for election, the class (and year that class stands for election) to which each director has been nominated for election or elected, the positions and offices, if any, held by each director with the Company and the year during which each became a director of the Company.

Name	Age	Positions with the Company	Director Since

Class II Directors Holding Office Until 2004
Charles D. Finkelstein	52	Director	1997
Jonathan D. Mariner	49	Director	1997

Class III Directors Holding Office Until 2005
Leonard Fluxman	46	President and Chief Executive Officer and Director	1995
Michèle Steiner Warshaw	58	Executive Vice President of Cosmetics Limited and Director	1995
Steven J. Preston	52	Director	1997

Class I Directors Holding Office Until 2006
Clive E. Warshaw	62	Chairman of the Board	1995
David S. Harris	44	None	-

Charles D. Finkelstein has served as a director of the Company since February 1997. Since January 2001, he has served as President of Faber Coe & Gregg, Inc., which operates shops offering gifts, sundries and newspapers and other publications in airports, train stations, hotels and other venues in various parts of the United States. Since 1985, Mr. Finkelstein has served as general counsel, secretary and a director of that company. Mr. Finkelstein is a resident of the United States.

Jonathan D. Mariner has served as a director of the Company since February 1997. Since January 2004, he has served as Executive Vice President and Chief Financial Officer of Major League Baseball ("MLB"). From March 2002 until January 2004, Mr. Mariner served as Senior Vice President and Chief Financial Officer of MLB. From October 2000 until March 2002, he served as Chief Operating Officer of Charter Schools, USA, Inc. From November 1999 until September 2000, he served as Executive Vice President and Chief Financial Officer of the Florida Marlins Major League Baseball Club. He had been Senior Vice President and Chief Financial Officer, and Vice President and Chief Financial Officer of the Marlins from January 1999, and February 1992, respectively.

From February 1989 until February 1992, Mr. Mariner served as Vice President, Finance and Administration, for the Greater Miami Convention and Visitors Bureau. Mr. Mariner is also a director of BankAtlantic Bancorp, Inc. Mr. Mariner is a resident of the United States.

Leonard Fluxman has served as President and Chief Executive Officer of the Company since January 2001, and as a director since November 1995. From January 1999 until December 2000, he served as President and Chief Operating Officer of the Company. From November 1995 through December 1998, he served as Chief Operating Officer and Chief Financial Officer of the Company. Mr. Fluxman joined the Company in June 1994, in connection with the Company's acquisition of Coiffeur Transocean (Overseas), Inc. ("CTO"). Mr. Fluxman served as CTO's Vice President - Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager. Mr. Fluxman is a resident of the United States.

Michèle Steiner Warshaw has served as a director of the Company since November 1995 and as a senior officer of its Cosmetics Limited subsidiary since November 1996. From January 1996 through December 2001, she served as Executive Vice President of the Company. From November 1995 through December 1995, Ms. Warshaw served as the Company's Senior Vice President - Development. Ms. Warshaw held a variety of positions with one of the Company's predecessors, Steiner Group Limited, known prior to its dissolution as STGR Limited ("Steiner Group"), from 1967 until November 1995, including assisting in the design and development of shipboard facilities and services. Ms. Warshaw is a resident of The Bahamas. Ms. Warshaw is the wife of Clive E. Warshaw.

Steven J. Preston has served as a director of the Company since April 1997. Since March 1997, Mr. Preston has served as an independent financial consultant and since April 2003 he has served as a real estate salesperson for Coldwell Banker Residential Real Estate, Inc. in Fort Lauderdale, Florida. From 1974 through February 1997, Mr. Preston served with Arthur Andersen LLP ("Arthur Andersen"), including, from September 1985, as a tax partner. From 1995 until 2002, Arthur Andersen provided tax advice to the Company and served as the Company's independent auditors. Mr. Preston was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company prior to his departure from that firm. Mr. Preston is a resident of the United States.

Clive E. Warshaw has served as Chairman of the Board of the Company since November 1995. From November 1995 to December 2000, Mr. Warshaw also served as Chief Executive Officer of the Company. Mr. Warshaw joined Steiner Group in 1982 and served as the senior officer of the Maritime Division of Steiner Group from 1987 until November 1995. Mr. Warshaw is a resident of The Bahamas. Mr. Warshaw is the husband of Michèle Steiner Warshaw.

David S. Harris has served as President of Grant Capital, Inc., a private investment company, since January 2002. From May 2001 until December 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC ("ABN"). From September 1997 until May 2001, Mr. Harris served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC ("ING"). The investment banking operations of ING were acquired by ABN in May 2001. From 1986 to 1997 Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Furman Selz LLC was acquired by ING in September 1997. Mr. Harris, through the firms with which he was then employed provided investment banking services to the Company from time to time from 1996 through July 2001. Mr. Harris has been nominated to serve as a director of Rex Stores Corporation. The vote with respect to his election to that board will be in May 2004. Mr. Harris is a resident of the United States.

Recommendation of the Board of Directors

The board of directors recommends that the shareholders vote "FOR" the election of Charles D. Finkelstein and Jonathan D. Mariner as the Class II Directors, and "FOR" the election of David S. Harris as a Class I Director.

Meetings and Committees of the Board of Directors

The Company's board of directors met 11 times in 2003.

The board of directors has an Audit Committee and a Compensation Committee. The board of directors does not have a nominating committee or any committee performing similar functions. The board has adopted the procedures described below with respect to the consideration and nomination of candidates to serve on the board. Both the Audit Committee and the Compensation Committee consist of the Company's independent directors, Messrs. Finkelstein, Mariner and Preston. Mr. Preston serves as Chairman of the Audit Committee and Mr. Mariner serves as Chairman of the Compensation Committee. The board has appointed Mr. Harris, subject to his election at the Annual Meeting, to the Audit Committee and Compensation Committee. Upon Mr. Harris becoming a member of each of these committees, Mr. Finkelstein would cease to be a member of the committees.

The Audit Committee is responsible for overseeing internal accounting controls and accounting, auditing and financial reporting matters, including the engagement of independent auditors and the review of financial statements included in the Company's Securities and Exchange Commission ("SEC") filings. The report of the Audit Committee appears below under "Audit Committee Report." The Audit Committee met six times during 2003.

The Compensation Committee is responsible for approving the compensation arrangements for executive officers and certain other officers of the Company and for establishing policies relating to that compensation. It is also responsible for administering the Company's Amended and Restated 1996 Share Option and Incentive Plan (the "Current Option Plan") and would be responsible for administering the New Equity Plan, if it is approved by the shareholders. The Compensation Committee met four times during 2003.

In 2003, each of the board members attended all of the board meetings and meetings of the committees of which such director was a member.

All board members are expected to attend the Company's annual meetings of shareholders. At the 2003 annual meeting, all of the board members were in attendance.

Shareholder Communications with the Board of Directors

Shareholders desiring to communicate with the board of directors or a particular director may send a letter to the Company's Secretary, c/o Steiner Management Services LLC, Suite 200, 770 South Dixie Highway, Coral Gables, FL 33146. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the sender as a shareholder and clearly state whether the intended recipients are all of the members of the board or one or more specified directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors, as the case may be.

Code of Ethics

The board of directors has adopted a Code of Business Conduct and Ethics for the Company, which is applicable to all officers, directors and employees of the Company and its subsidiaries and affiliates, including the Company's Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is available for review on the Company's website at www.steinerleisure.com.

Director Nomination Procedures

The Company does not have a separate board committee that is responsible for the identification of qualified candidates for nomination to the board of directors. In April 2004, however, the board adopted a set of procedures to be followed by the independent directors in connection with nominations to the board (the "Nominating Procedures"). A copy of the Nominating Procedures can be found on the Company's website, www.steinerleisure.com.

The board of directors believes that because the nominating process involves consideration of candidates by the independent directors based on the guidelines set forth in the Nominating Procedures, there is no need for the establishment of a separate Nominating Committee.

Under the Nominating Procedures, the independent directors will consider all qualified candidates identified by various sources, including members of the board, management and shareholders. Candidates for director recommended by shareholders will be given the same consideration as those identified from other sources.

The independent directors review each candidate's biographical information, meet with each candidate and assess each candidate's independence, skills and expertise based on a number of factors, including the following criteria summarized from the Nominating Procedures:

  whether the candidate is of high ethical character, has high integrity and has the ability to make analytical inquiries and exercise sound business judgment;

  whether the candidate serves or previously served as a chief executive officer or chief financial officer of a public company or has comparable experience leading a complex organization;

  whether the candidate is accomplished in his or her field, with special consideration being given to those who are experienced in the industries in which the Company is engaged or proposes to engage;

  whether the interplay of the candidate's knowledge, expertise, skills and experience with that of the other members of the board would build a board that is effective, collegial and responsive to the needs of the Company; and

  whether the candidate would be willing and capable to take the time to actively participate in meetings of the board and its committees and related activities.

Based on its assessment of a candidate's qualifications, the independent directors make recommendations to the board of directors regarding potential director candidates.

Shareholders who wish to propose a nominee for director at the 2005 annual meeting of shareholders should send written notice to the Company's Secretary by January 6, 2005. Each written notice must set forth: (1) the name and address of the shareholder who is making the nomination; (2) the number of Common Shares beneficially owned by the shareholder and a representation that the shareholder is a holder of record of Common Shares entitled to vote at such annual meeting of the shareholders and intends to appear in person or by proxy at the meeting and nominate the person specified in the notice; (3) the name of the director candidate; (4) a complete statement of the candidate's qualifications (including education, work experience, knowledge of the Company's industry, membership on other boards of directors, and civic activity); (5) a description of all arrangements or understandings between the shareholder and the candidate and/or any other person or persons pursuant to which the nomination is to be made by the shareholder; (6) such other information regarding a candidate as would be required to be included in a proxy statement, including information with respect to a candidate's independence as defined under the rules and regulations of the SEC and the Nasdaq Stock Market and information regarding the candidate's attributes that the board would need to consider in order to assess whether such candidate would qualify as an "audit committee financial expert" as defined by the rules and regulations of the SEC; and (7) the candidate's consent to serve as a director of the Company if elected.

Compensation of Directors

Mr. Warshaw receives $25,000 per year for serving as Chairman of the Board, and an annual award under the Current Option Plan (which is described below under "Executive Compensation") of ten-year options to purchase 25,000 Common Shares with an exercise price equal to the average of the high and low prices of the shares on the date of grant and which vest in three equal annual installments. Mr. Warshaw also receives a car allowance of $17,000, payment of health insurance premiums ($13,655 in 2003) and, as is the case with all directors, reimbursement of expenses incurred in connection with fulfilling his duties. In the event that Mr. Warshaw terminates his position with the company after a change in control of the company, Mr. Warshaw would be entitled to receive $25,000. For this purpose, "change in control" has a meaning similar to that described in the next paragraph. Mr. Fluxman receives no compensation for serving on the board.

For 2003, under the Company's Non-Employee Directors' Share Option Plan (the "Directors' Plan"), each director who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") received an annual award of ten-year options to purchase 5,000 Common Shares with an exercise price per share equal to the closing price of the Common Shares on the date of grant. In addition, Messrs. Preston and Mariner, as respective Chairman of each board committee, each receive an additional annual award of options to purchase 2,500 Common Shares. These options become exercisable commencing on the first anniversary of the date of grant, except that in the event of a change in control of the Company, the options are immediately exercisable. The Directors' Plan defines a "change in control" as including, among other things, (i) any change of control required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) the acquisition of the right to vote for the election of directors, or the acquisition of more than 20% of the Company's outstanding voting securities by a person or group without the prior approval of the Company's board of directors, (iii) during any period of 24 consecutive months, individuals who, at the beginning of such period, were directors of the Company, or individuals whose nomination or election was approved by a vote of 66 2/3% of such directors or directors previously so elected or nominated, ceasing for any reason to constitute a majority of the board, or (iv) the solicitation of proxies by any person or group owning 20% or more of the Company's outstanding voting securities.

For 2003, Ms. Warshaw received an annual award under the Current Option Plan of ten-year options to purchase 5,000 Common Shares with an exercise price equal to the average of the high and low prices of the shares on the date of grant and which options vest on the first anniversary of the date of grant.

For 2003, each Non-Employee Director and Ms. Warshaw also received $800 for each meeting of the board of directors attended and $400 for each committee meeting attended, except for the Chairman of each of the committees, who received $600 for each committee meeting attended.

For 2004, each Non-Employee Director receives an annual retainer payment of $20,000. In addition, Messrs. Preston and Mariner, as respective Chairman of each board committee, each receive an additional $5,000 and $10,000 annual retainer, respectively. For 2004, each Non-Employee Director and Ms. Warshaw receive an award of 10-year options to purchase 3,000 Common Shares with an exercise price per share equal to the closing price of the Common Shares on the date of grant. In addition, Messrs. Preston and Mariner, as respective Chairman of each board committee, each receive additional options to purchase 1,000 Common Shares. The terms of these options (other than the exercise price) are the same as those granted in 2003 and in prior years to the Non-Employee Directors. For 2004, each Non-Employee Director and Ms. Warshaw also receive $1,000 for each meeting of the board of directors attended and $700 for each committee meeting attended, except for the Chairman of the committees, who receives $900 for each committee meeting attended.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three members, Steven J. Preston, Chairman, Charles D. Finkelstein and Jonathan D. Mariner. The board of directors has determined that each of the Audit Committee members is independent of the Company as defined by National Association of Securities Dealers' listing standards. The board has determined that Messrs. Mariner and Preston qualify as "Audit Committee Financial Experts" within the meaning of applicable SEC regulations. The board has appointed Mr. Harris to the Audit Committee, subject to his election at the Annual Meeting. Mr. Harris would replace Mr. Finkelstein as a member of this committee. The board has determined that Mr. Harris is independent under the above listing standards.

In March 2000, the board of directors adopted a charter for the Audit Committee. The charter specifies the scope of the Audit Committee's responsibilities. In February and April 2004, the board amended the charter to reflect the new requirements of the Nasdaq Stock Market and to reflect certain additional responsibilities of the committee. A copy of the current version of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

Management has the primary responsibility for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to oversee these processes.

The Audit Committee reviewed and discussed with management and the Company's independent auditors, Ernst & Young, the Company's audited consolidated financial statements for the fiscal year ending December 31, 2003. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) on (i) that firm's independence as required by the Independence Standards Board and (ii) the matters required to be communicated under generally accepted auditing standards. The Audit Committee also has discussed with the independent auditors their independence from the Company and has considered whether the provision of non-audit services to the Company is compatible with the independence of the auditors.

Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

Members of the Audit Committee:

Steven J. Preston, Chairman
Charles D. Finkelstein
Jonathan D. Mariner

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report, above, the Compensation Committee Report, below, and the Performance Graph that follows that report, shall not be incorporated by reference into any such filings.

Fees Paid to Auditor

The following table sets forth the fees incurred by the Company to Ernst & Young for fiscal years 2003 and 2002:

	2003	2002
Audit Fees	$329,000	$645,000
Audit-Related Fees	16,000	-
Tax Fees	3,000	37,000
All Other Fees	-	8,000
Total	$348,000	$690,000

Audit Fees. These fees were for services that included the audit of the Company's annual financial statements, review of quarterly financial statements and services that are normally provided by the independent auditors in connection with statutory and regulatory filings. The audit for 2002 included a re-audit of the Company's 2001 financial statements in connection with the discontinued day spa operations of the Company. That re-audit was needed due to Ernst & Young's replacing Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditor effective June 6, 2002. These services also included advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non U.S. jurisdictions and the preparation of an annual "management letter" on internal control matters.

Audit-Related Fees. These fees were for advisory services relating to the Company's compliance with Section 404 of the Sarbanes-Oxley Act.

Tax Fees. These fees were for tax advice and preparation of certain tax forms and tax returns.

All Other Fees. These services included assistance in connection with foreign legal and corporate matters. These services are no longer performed for the Company by Ernst & Young.

The following table sets forth the fees incurred by the Company to Arthur Andersen for fiscal year 2002. Arthur Andersen performed limited auditing services for the Company in 2002 prior to being dismissed by the Company in June of that year.

2002
Audit Fees	$5,000
Audit-Related Fees	-
Tax Fees	14,450
All Other Fees	24,300
Total	$43,750

Audit Fees. These fees were for review of the Company's financial statements for the first quarter of 2002.

Tax Fees. These fees were for tax compliance assistance and tax advice.

All Other Fees. These fees were for assistance with due diligence and SEC filings in connection with acquisitions by the Company and for foreign legal and corporate assistance.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee has developed policies and procedures requiring the Audit Committee's pre-approval of all audit and permitted non-audit services to be rendered by Ernst & Young. These policies and procedures are intended to ensure that the provision of such services does not impair Ernst & Young's independence. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for a period of one year and is generally subject to a specified cap on professional fees for the services involved.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve services up to a specified fee limit to be rendered by Ernst & Young and requires that the Chairman report to the Audit Committee any pre-approval decisions made by him at the next scheduled meeting of the Audit Committee. In connection with making any pre-approval decision, the Audit Committee and the Chairman must consider whether the provision of such permitted non-audit services by Ernst & Young is consistent with maintaining Ernst & Young's status as the Company's independent auditors.

All services performed by Ernst & Young for the Company for 2003 were pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation for services in all capacities paid to, or earned by, the Chief Executive Officer of the Company and the four other highest paid executive officers (the "Named Executive Officers") with respect to the fiscal years ended December 31, 2003, 2002 and 2001.

Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)

Leonard Fluxman	2003	$399,360	$505,867	-	51,500	$-
President and Chief	2002	390,000	254,788	-	75,023	-
Executive Officer	2001	390,000	195,000	-	85,950	5,100(2)

Sean C. Harrington	2003	263,791	173,139		10,000	13,190(4)
Managing Director of Elemis	2002	219,467	109,734		33,214	10,973(4)
Limited (3)	2001	139,479	139,479	-	18,800	6,974(4)

Robert C. Boehm	2003	233,333	147,781	-	25,500	-
Senior Vice President and	2002	69,781	20,672		84,132
General Counsel (5)

Glenn Fusfield	2003	230,400	145,923	-	20,500	-
Chief Operating Officer	2002	225,000	73,496	-	32,462	-
	2001	175,000	43,750	-	69,930	-

Tom Posey	2003	200,000	145,987	-	10,000	-
President and Chief	2002	200,000	68,464	-	24,046	35,000(7)
Operating Officer of	2001	100,000	-	-	15,000
Mandara Spa LLC (6)

________________

(1) No other annual compensation for the Named Executive Officers is reflected because the aggregate values of the perquisites and other personal benefits received by each of the Named Executive Officers for the indicated years were less than the required threshold for disclosure (the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer).

(2) Represents amounts paid as the Company's contribution under its 401(k) plan.

(3) Mr. Harrington's compensation was paid in British Pounds. All such amounts are presented in U.S. Dollars based on the average exchange rate for the year presented.

(4) Consists of Company contributions to a private pension arrangement maintained on behalf of Mr. Harrington.

(5) Mr. Boehm commenced his employment with the Company in September 2002.

(6) Mr. Posey commenced this position in July 2002. Prior to that, he had been Executive Vice President and Chief Operating Officer of Mandara Spa LLC. That entity became a subsidiary of the Company in July 2001. The 2002 data presented represents compensation for all of that year for Mr. Posey, and the 2001 data represents compensation for July through December of that year.

(7) Represents reimbursement of moving expenses related to Mr. Posey's move at the Company's request from Hawaii to Florida.

Option Grants in 2003

The following table sets forth information regarding grants of options to purchase Common Shares during fiscal year 2003 to each of the Named Executive Officers. No share appreciation rights were granted during 2003.

Common Share Option Grants in Last Fiscal Year

	Individual Grants (1)

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2003 (%)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value (2)

Leonard Fluxman	51,500	9.80%	$14.19	12/11/13	$417,577
Sean C. Harrington	10,000	1.90	14.19	12/11/13	81,083
Robert C. Boehm	25,500	4.85	14.19	12/11/13	206,762
Glenn Fusfield	20,500	3.90	14.19	12/11/13	166,220
Tom Posey	10,000	1.90	14.19	12/11/13	81,083

________________

(1) The options were granted pursuant to the Current Option Plan. See "Executive Compensation - Amended and Restated 1996 Share Option and Incentive Plan." All of the options vest and become exercisable in equal amounts over three years and have terms of ten years.

(2) Based on the Black-Scholes option pricing model adopted for use in valuing executive stock options using the following assumptions: (i) expected volatility of 58.5%, (ii) risk-free rate of return of 4.0%, (iii) dividend yield of 0.0 and (iv) exercise term of 6 years. The actual value, if any, an executive officer may realize will depend on the excess of the share price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model.

Aggregate Option Exercises in 2003 and Year-End 2003 Option Values

The following table sets forth information regarding option exercises and the number and year-end value of unexercised options to purchase Common Shares held at December 31, 2003 by each of the Named Executive Officers.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-The-Money Options at FY-End ($)(1)
Name	on Exercise (#)	Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Leonard Fluxman	-	$-	1,199,789/129,665	$324,509 / 63,608
Sean C. Harrington	-	-	125,439/38,409	22,947 / 27,028
Robert C. Boehm	-	-	28,044/81,587	50,842 / 103,978
Glenn Fusfield	10,999	44,583	79,775/65,451	15,227 / 27,381
Tom Posey	-	-	18,016/31,030	9,459 / 19,815

______________

(1) The amounts set forth represent the difference between the $14.28 per share closing price at December 31, 2003 of the Common Shares issuable upon exercise of the options and the exercise price of the options, multiplied by the applicable number of shares issuable upon exercise of the options.

Employment Agreements

The Company has entered into employment agreements with the Named Executive Officers, as described below. All of these agreements provide for, among other things: (i) the termination of the employee by the Company upon the occurrence of specified events relating to the employee's conduct; (ii) an agreement from the employee not to compete with the Company, not to disclose certain confidential information of the Company and not to solicit employees of the Company to leave the Company's employ; and (iii) the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him or her for an aggregate of six months in any 12 month period (180 consecutive days in Mr. Fluxman's agreement), an automobile allowance, payments to be used for the purchase of a disability insurance policy, payments upon death or disability, 401(k) or United Kingdom pension plan payments, as the case may be, and health insurance. The budgets containing targeted earnings levels on which bonuses may be earned under the employment agreements are required to be approved for such purpose by the Compensation Committee. The agreements provide, or are proposed to be amended to provide, for possible adjustments to the budgets on which bonuses are based in the event of certain adverse changes to the business of the Company resulting from extraordinary events not reasonably anticipated by management.

Leonard Fluxman. In December 2000, the Company entered into a five-year employment agreement with Leonard Fluxman effective as of January 1, 2001, the effective date of Mr. Fluxman's becoming President and Chief Executive Officer of the Company. The agreement contained increases in Mr. Fluxman's base salary and potential bonuses as well as increased benefits compared to his prior employment agreement, which was to expire on December 31, 2000. The agreement, as amended, provides for an annual base salary of not less than $399,360 per year. In addition, Mr. Fluxman is entitled to receive a bonus of 50% of his then base salary based on the attainment of 75% of the budgeted net earnings of the Company and additional bonuses based on the Company's exceeding that 75% threshold, including exceeding the budgeted net earnings.

The agreement also provided for a grant, in December 2000, to Mr. Fluxman of a ten-year option to purchase 387,860 Common Shares, which option vests equally over three years (except as described below) and has an exercise price equal to the market price of the Common Shares on the date of grant ($13.69 per Common Share). That option vests immediately upon (i) Mr. Fluxman's death or disability, (ii) Mr. Fluxman's retirement, (iii) termination of Mr. Fluxman's employment without cause, (iv) Mr. Fluxman's termination of his employment for Good Reason (as defined below) and (v) upon a change of control. The agreement also gives Mr. Fluxman the right, in specified circumstances, to require the Company to file with the SEC a registration statement covering the sale of any shares purchased pursuant to any options granted on or after the date of the agreement.

In the event that the Company terminates Mr. Fluxman's agreement without cause or Mr. Fluxman terminates the agreement after certain adverse actions by the Company or within one year after a change in control of the Company (such reasons for termination by Mr. Fluxman are referred to hereinafter as "Good Reason"), Mr. Fluxman will be entitled to receive from the Company an amount equal to the total of (i) the then base salary with respect to a period equal to the longer of 12 months or the remainder of the term of the agreement, (ii) any incentive bonus then payable but unpaid and (iii) an amount equal to a deemed average bonus (which is based on the actual bonus paid to Mr. Fluxman for the then preceding three years) for each full year during the remainder of the term of the agreement and a ratable portion thereof for any partial year (as applicable to each Named Executive Officer, an "Average Bonus"). Alternatively, in the event of a change in control, if an amount equal to 2.99 times Mr. Fluxman's "base amount," within the meaning of the Internal Revenue Code (the "Code"), is greater than the sum of the foregoing amounts, Mr. Fluxman would be entitled to receive such greater amount.

For the foregoing purposes, a "change in control" is deemed to occur if (i) all or substantially all of the assets of the Company are sold or otherwise disposed of or the Company is liquidated or dissolved or adopts a plan of liquidation; (ii) any transaction occurs as a result of which a change in control would be required to be reported on Form 8-K under the Exchange Act; (iii) the acquisition of 20% or more of the Company's outstanding voting securities by a person or group; (iv) the acquisition of the right to vote for the election of directors or for any other matter, of more than 20% of the Company's outstanding securities; (v) during any period of 24 consecutive months (the "24 Month Period"), individuals who, at the beginning of such period, were directors of the Company, or individuals whose nomination or election was approved by a vote of 66 2/3% of such directors or directors previously so elected or nominated, cease for any reason to constitute at least 50% of the board of directors of the Company; or (vi) any person or group owning 20% or more of the Company's outstanding voting securities commences soliciting proxies.

In addition, the agreement provides that if Mr. Fluxman is required to pay, on or following a change of control, any excise tax pursuant to the Code, or any interest or penalties with respect to such excise tax, with respect to payments he receives from the Company (the "Payments"), the Company is required to pay to or on behalf of Mr. Fluxman an additional payment (a "Gross-Up Payment") in an amount such that after payment by Mr. Fluxman of all taxes imposed on the Gross-Up Payment, Mr. Fluxman retains an amount of the Gross-Up Payment that will be equal to the excise tax imposed upon the Payments.

The Company has also entered into a deferred compensation agreement with Mr. Fluxman, pursuant to which Mr. Fluxman may elect to defer annually a designated amount of his cash compensation. Such designated amounts are held in an account maintained by the Company, which would include earnings, if any, realized with respect to the funds in such account. All amounts in such account are the property of the Company until distributed to Mr. Fluxman upon the termination of his employment. Under an agreement between Mr. Fluxman and the Company, such amounts are invested pursuant to a life insurance policy for the benefit of Mr. Fluxman under which the Company is entitled to receive an amount equal to the total of such investments from Mr. Fluxman or out of the insurance policy's death benefit proceeds.

In the event that Mr. Fluxman's employment with the Company is not renewed after completion of the term of the employment agreement on terms no less favorable to Mr. Fluxman than the terms of the agreement, Mr. Fluxman would be entitled to receive an amount equal to twice his then base salary.

Sean C. Harrington. The Company entered into a five-year employment agreement, effective January 1, 2002, with Sean C. Harrington, Managing Director of Elemis Limited, a United Kingdom subsidiary of the Company which arranges for the production, packaging and supply of the Company's products ("Elemis"). The employment agreement provides for an annual base salary of not less than $288,780. Mr. Harrington is also entitled to receive a bonus of 25% of his then base salary based on the attainment by the Company and Elemis of 75% of the budgeted net earnings levels and additional bonuses based on those entities exceeding that 75% threshold, including exceeding their budgeted net earnings. In addition, Mr. Harrington receives from the Company payments into a pension plan maintained on his behalf in an amount up to five percent of his base salary. Mr. Harrington is paid in British Pounds. The U.S. Dollar amount referenced above is based on the British Pound to the U.S. Dollar exchange rate on April 15, 2004.

In the event of the termination of the employment of Mr. Harrington other than for cause, Mr. Harrington would be entitled to receive an amount equal to the sum of his then base salary, any bonus to which he would have been otherwise entitled for the year during which such termination occurred, prorated to the date of such termination, an Average Bonus and the continuation of health insurance benefits for one year.

In the event of a change in control of the Company, Mr. Harrington may terminate his agreement and be entitled to receive (i) an amount equal to the greater of (A) his then base salary for the remainder of the term of the agreement and (B) twice his then base salary, (ii) any bonus to which Mr. Harrington would have been entitled for the year in which that termination occurred, prorated to the date of termination and (iii) an amount equal to the Average Bonus. For such purposes, a "change in control" has the same meaning as described above for Mr. Fluxman, except that the 24 Month Period is a 12 month period in Mr. Harrington's agreement.

Robert C. Boehm. The Company entered into an employment agreement, effective September 23, 2002, with Robert C. Boehm, Senior Vice President and General Counsel of the Company. That agreement terminates on December 31, 2007. Under his agreement, Mr. Boehm is entitled to receive an annual base salary of not less than $233,333. In addition, Mr. Boehm is entitled to receive a bonus of 25% of his then base salary based on the attainment of 75% of the budgeted net earnings of the Company and additional bonuses based on the Company's exceeding that 75% threshold, including exceeding the budgeted net earnings. In the event that Mr. Boehm's agreement with the Company is terminated other than for cause by the Company or by Mr. Boehm for cause, he would be entitled to receive an amount equal to his then base salary for the remainder of the agreement (or, in the case of termination without cause by the Company, one year, if greater) and an amount equal to the Average Bonus.

In the event that Mr. Boehm's employment agreement is not renewed upon the termination thereof for a period of at least one year on terms no less favorable to him, he would be entitled to receive an amount equal to his then base salary.

In the event of a change in control of the Company, Mr. Boehm would be entitled to terminate his agreement with the Company and receive from the Company an amount equal to (1) the greater of (A) his then base salary for the remaining term and (B) twice his then base salary and (2) an amount equal to the Average Bonus. For such purposes, a "change in control" has the same meaning as in Mr. Fluxman's employment agreement.

Glenn Fusfield. In February 2004, the Company entered into a three-year employment agreement with Glenn Fusfield, Chief Operating Officer of the Company, effective January 1, 2004. That agreement replaced his original employment agreement, which expired on December 31, 2004. Under his agreement, Mr. Fusfield is entitled to receive an annual salary of not less than $239,616 and a bonus comprised of four components. Under the first component, Mr. Fusfield is entitled to receive a bonus of 3.75% of his then base salary based on the attainment of 75% of the budgeted net earnings of the Company and additional bonuses based on the Company's exceeding that 75% threshold, including exceeding its budgeted net earnings. Under the second component, Mr. Fusfield is entitled to receive a bonus equal to 13.75% of his then base salary based on the attainment of 75% of the budgeted income from operations of the Company's maritime division and additional bonuses based on that division's exceeding that 75% threshold, including its exceeding the budgeted income from operations. Under the third component, Mr. Fusfield is entitled to receive an amount equal to 2.5% of his then base salary upon the attainment of each of five management business objectives established for him by the President of the Company for each year. Under the fourth component, Mr. Fusfield is entitled to receive a bonus of 1.25% of his then base salary based on the attainment of 75% of the budgeted net earnings of the Company's Coral Gables day spa and additional bonuses based on that day spa's exceeding that 75% threshold, including exceeding its budgeted net earnings.

In the event that Mr. Fusfield's employment with the Company is terminated other than for cause by the Company or by Mr. Fusfield for cause, he would be entitled to receive an amount equal up to two times his then base salary (depending on how much time then remained under the agreement) and health insurance benefits for one year. In the event that Mr. Fusfield's employment agreement is not renewed upon the termination thereof for a period of at least one year on terms no less favorable to him, he would be entitled to receive an amount equal to his then base salary.

In the event of a change of control of the Company, Mr. Fusfield would be entitled to terminate his employment with the Company and receive from the Company an amount equal the greater of his then salary for the remaining term and two times his then base salary and an amount equal to a deemed average bonus (which is based on the actual bonus paid to Mr. Fusfield for the then preceding three years) for each full year during the remainder of the term of the agreement. For such purposes, a "change in control" has the same meaning as in Mr. Fluxman's employment agreement.

Tom Posey. The Company entered into a five year employment agreement, effective January 1, 2003, with Tom Posey, President and Chief Operating Officer of the Company's Mandara Spa LLC subsidiary, which operates resort spas in the United States, the Caribbean and in other locations ("Mandara"). That agreement provides for the payment of an annual base salary of not less than $200,000. In addition, Mr. Posey is entitled to receive a bonus of 25% of his then base salary based on the attainment of 75% of the budgeted net earnings of the Company and additional bonuses based on the Company's exceeding that 75% threshold, including exceeding the budgeted net earnings of the Company's Mandara Spa operations for which Mr. Posey is responsible. In the event of the termination of the employment of Mr. Posey other than for cause, or upon Mr. Posey's termination of his employment after a change in control of the Company, he would be entitled to receive an amount equal to the sum of his then base salary and any bonus to which he would have been otherwise entitled for the year during which such termination occurred, prorated to the date of such termination.

Amended and Restated 1996 Share Option and Incentive Plan

Under the Current Option Plan, directors, officers and certain other employees of, and consultants to, the Company can be granted a variety of long term incentives, including non-qualified share options, incentive share options, share appreciation rights, exercise payment rights, grants of restricted and unrestricted shares and performance share awards. Under the Current Option Plan, the Compensation Committee determines, in its discretion, among other things, who will receive awards, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time or times when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options.

As of April 15, 2004, options covering approximately 4,775,000 of the 5,000,000 Common Shares reserved for issuance under the Current Option Plan had been issued, excluding options that were cancelled as a result of the termination of employment of recipients thereof. Due to the limited number of shares remaining for issuance under the Current Option Plan, the board of directors has approved, and is seeking shareholder approval at the Annual Meeting of, the New Equity Plan. A total of 1,500,000 Common Shares have been reserved for issuance under the New Equity Plan. If the New Equity Plan is approved by the shareholders, no additional options or other awards would be granted under the Current Option Plan. The New Equity Plan, which is similar to the Current Option Plan, is described in detail below under "Proposal 2 - Approval of the Company's 2004 Equity Incentive Plan."

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the board of directors is composed of three independent directors: Messrs. Finkelstein, Mariner and Preston.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the board of directors is responsible for approving the compensation of the Company's executive officers and for setting the policies relating to that compensation.

Compensation Philosophy. The Compensation Committee believes that the Company's goal of maximizing shareholder value is dependent to a significant extent on the Company's ability to attract and retain qualified executive officers. In order to do so, the Compensation Committee believes that the Company is required to offer attractive compensation packages, including competitive salaries. The Compensation Committee also believes that shareholder value is further enhanced by aligning the interests of its executive officers with the interests of its shareholders. In the opinion of the Compensation Committee, the compensation arrangements for the Company's executive officers promote such an alignment of interests by offering (i) compensation in the form of bonuses tied to specified Company performance criteria and (ii) the opportunity to receive Common Shares, or options to purchase Common Shares, under the Current Option Plan.

Components of Compensation. The Company's compensation program for its executive officers is designed to attract, motivate, reward and retain personnel capable of making significant contributions to the long-term success of the Company. The program consists of four components - salary, bonuses, awards under the Current Option Plan and various employee benefits (including automobile allowances as well as medical and disability insurance and 401(k) plan benefits and analogous benefits to an executive officer outside the United States). The program places a significant percentage of the Company's most senior executive officers' compensation at risk, rewarding the executives if the performance of the Company warrants such a reward and, accordingly, encouraging the building of shareholder value.

The compensation payable to the executive officers of the Company is based, generally, on the Company's employment agreements with its executive officers which, with respect to the Named Executive Officers, are described above under "Executive Compensation - Employment Agreements."

In determining amounts of compensation, the Compensation Committee has considered compensation practices of other publicly traded entities and the advice of independent compensation consultants. Those sources, as well as internally generated information, are evaluated by the Compensation Committee in establishing and approving executive compensation. The Compensation Committee strives to strike an appropriate balance between base salary (attracting and retaining qualified personnel), bonuses (rewarding achievement of short-term critical objectives) and option awards (directly aligning long term incentives with results for shareholders). The Compensation Committee believes that these three components help to maximize shareholder value by attracting qualified personnel to the Company, and motivating executive officers to achieve the short-term, and long-term goals of the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the proxy statement to $1,000,000, unless the compensation qualifies as "performance based" and has been approved in advance by a vote of its shareholders. The Company doesn't believe that this limitation will materially affect the Company due to there being only one executive officer the deductibility of whose compensation could, in the foreseeable future, potentially be affected by this limitation and due to the availability to the Company of a significant amount of net operating losses.

Annual Base Salary. The only change for 2003 in base salary for the Named Executive Officers was a cost of living increase based on published price index data. Mr. Boehm did not receive such an increase because he commenced employment with the Company in late 2002.

Annual Bonuses. In general, for 2003, executive officers' bonuses were based, pursuant to their respective employment agreements, on attainment by the Company and/or (in the case of certain senior officers of subsidiaries of the Company) subsidiaries of the Company of budgeted levels of net annual earnings, which net earnings levels are required to be approved by the Compensation Committee. Bonuses are paid annually. For most executive officers of the Company, 75% of specified budgeted net earnings levels in question must be attained for any bonus to be payable. If that level is exceeded, the bonus is increased proportionately. Where the targeted earnings levels are exceeded by more than 25%, the rate of bonus payments decreases as net earnings increase above that level.

For 2003 (as it had for 2002), the Compensation Committee also amended the employment agreements of the executive officers (where applicable), including the Chief Executive Officer, to exclude from budgeted net earnings for the purpose of eligibility for bonuses the loss from the disposal of the Company's discontinued day spa operations. The Compensation Committee believed that this was appropriate because, among other things, this exclusion did not apply to the officer with primary responsibility for these operations.

In 2003, the Named Executive Officers received bonuses under their respective employment agreements in excess of those received for 2002 because the Company exceeded budgeted targets under the applicable employment agreements. For 2003, the budgeted targets represented an increase in the Company's budgeted targets from 2002.

Long-Term Incentive Compensation. The Current Option Plan was adopted in November 1996, shortly before the Company's initial public offering. The Compensation Committee makes annual grants of share options under the Current Option Plan to executive officers (and other employees) in amounts based on the positions of the employees with the Company with the intention of providing additional incentives directly linked to the performance of the Company. Prior to 2003, amounts of annual option grants were based on the relative salaries of employees, rather than positions held. That change in 2003, as well as a change in the formula underlying the number of options granted to respective employees for 2003, was based on the advice of a compensation consulting firm retained by the Company. In addition, under the Current Option Plan, the Compensation Committee may award to executive officers and other employees of the Company other forms of long-term incentives upon such terms and conditions as the Compensation Committee may determine. In addition to the annual grant of options to executive officers and certain other employees, one-time grants have been made to executive officers upon the commencement of positions with the Company or otherwise upon an increase in responsibility.

Compensation of the Chief Executive Officer. In connection with Mr. Fluxman becoming President and Chief Executive Officer of the Company, in December 2000 (effective January 1, 2001), Mr. Fluxman and the Company entered into the employment agreement described above. That agreement included increases in his base salary and potential bonuses as well as other increased benefits compared to his prior employment agreement. In addition, in connection with that employment agreement, Mr. Fluxman was awarded, in December 2000, ten-year options to purchase 387,860 of the Common Shares at a price of $13.69 per share. That award was in addition to the regular annual option award which Mr. Fluxman also received in December 2000, and was intended to increase Mr. Fluxman's ownership interest in the Company to correspond with his position and increased responsibilities as Chief Executive Officer.

As in the case of the other executive officers, Mr. Fluxman's bonuses are tied to the Company's performance. In Mr. Fluxman's case, bonuses are based on the Company's annual net earnings compared to annual budgeted net earnings targets. In 2003, Mr. Fluxman received a substantially greater bonus under his employment agreement than he received in 2002, due to the Company's substantially improved results for 2003 compared to 2002. These improved results were due to, among other things, the completion of the disposal of most of the Company's day spa operations in the first part of 2003 and an improved climate in the travel and leisure industry.

Members of the Compensation Committee:

Jonathan D. Mariner, Chairman
Charles D. Finkelstein
Steven J. Preston

Performance Graph

The following graph compares the change in the cumulative total shareholder return on the Common Shares against the cumulative total return (assuming reinvestment of dividends) of the Nasdaq Composite® (U.S. and Foreign) Index and the Dow Jones U.S. Recreational Products and Services ("DJREQ") Index for the period beginning December 31, 1998, and ending December 31, 2003. The Company has not paid dividends on its Common Shares. The graph assumes that $100.00 was invested on December 31, 1998 in the Common Shares at a per share price of $32.00, the closing price on that date, and in each of the comparative indices. The share price performance on the following graph is not necessarily indicative of future share price performance.

COMPARISON OF CUMULATIVE RETURN
Steiner Leisure Limited
NASDAQ Stock Market U.S. and Foreign Index
DJREQ Index
DOLLARS
300
250
200
150
100
50
0
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02
12/31/03

	Steiner Leisure Limited	NASDAQ Stock Market U.S. and Foreign Index	DJREQ Index
12/31/98	100	100	100
12/31/99	52	186	100
12/31/00	44	113	83
12/31/01	66	89	74
12/31/02	44	61	67
12/31/03	45	91	79

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of April 15, 2004, regarding the beneficial ownership of the Common Shares of (i) each director and director nominee and each Named Executive Officer of the Company, (ii) all directors and all executive officers of the Company as a group and (iii) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares (based on a review of filings with the SEC). All of the individuals listed are executive officers and/or, as the case may be, directors of the Company, except that Mr. Harris is a director nominee. The address for the directors and Named Executive Officers of the Company is the address of the Company's administrative affiliate, Steiner Management Services LLC, Suite 200, 770 South Dixie Highway, Coral Gables, FL 33146. Unless otherwise indicated, the beneficial owner had sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)

Clive E. Warshaw	2,390,726(1)	14.22%
Leonard Fluxman	1,204,789(2)	6.80
Sean C. Harrington	125,439(3)	*
Robert C. Boehm	28,119(4)	*
Glenn Fusfield	79,775(3)	*
Tom Posey	18,016(3)	*
Michèle Steiner Warshaw	101,545(5)	*
Charles D. Finkelstein	24,726(6)	*
Jonathan D. Mariner	20,313(3)	*
Steven J. Preston	33,563(7)	*
David S. Harris	-	-
Directors and executive officers as a group (15 persons)	4,259,655(8)	22.83
FMR Corp. 82 Devonshire St., Boston, MA 02109	2,469,508(9)	14.95
Capital Guardian Trust Company 11100 Santa Monica Blvd., Los Angeles, CA 90025	1,637,620(10)	9.92
Columbia Wanger Asset Management, L.P. Columbia Acorn Trust 227 W. Monroe Street, Ste. 3000, Chicago, IL 60606	975,400(11)	5.91
State Street Research & Management Company One Financial Center, 31st Floor, Boston, MA 02111-2690	1,085,200	6.57
Dalton, Greiner, Hartman, Maher & Co. 565 Fifth Ave., Ste. 2101, New York, NY 10017	1,376,887(12)	8.34

________________

   * Less than one percent

(1) Includes 292,366 shares issuable upon exercise of options currently exercisable, or exercisable within 60 days after April 15, 2004 (hereinafter, "currently exercisable"). Does not include 101,545 shares owned by Michèle Steiner Warshaw, Mr. Warshaw's wife and a director of the Company, as to which Mr. Warshaw disclaims beneficial ownership.

(2) Includes 1,199,789 shares issuable upon exercise of currently exercisable options.

(3) Represents shares issuable upon exercise of currently exercisable options.

(4) Includes 28,044 shares issuable upon exercise of currently exercisable options.

(5) Represents shares issuable upon exercise of currently exercisable options. Does not include 2,390,726 shares owned by Clive E. Warshaw, Ms. Warshaw's husband and the Chairman of the Board of the Company, as to which Ms. Warshaw disclaims beneficial ownership.

(6) Includes 24,626 shares issuable upon exercise of currently exercisable options.

(7) Represents shares issuable upon exercise of currently exercisable options, including 15,000 shares covered by options owned by Mr. Preston's wife. Does not include 566 shares of common stock owned by Mr. Preston's wife, as to which he disclaims beneficial ownership.

(8) Includes 2,140,199 shares issuable upon exercise of currently exercisable options.

(9) According to a Schedule 13G dated February 16, 2004 filed by FMR Corp. ("FMR"), FMR has sole voting power with respect to 3,000 shares and sole dispositive power with respect to 2,469,508 shares.

(10) According to a Schedule 13G dated February 10, 2004 filed by Capital Guardian Trust Company ("Capital Guardian") and Capital Group International, Inc. ("Capital Group"), Capital Group is a parent holding company of a group of investment management companies that hold sole voting power with respect to 1,125,600 shares, and sole dispositive power with respect to 1,637,620 shares.

(11) According to a Schedule 13G dated February 13, 2004 filed by Columbia Wanger Asset Management, L.P. ("CWAM"), WAM Acquisition GP, Inc., the general partner of CWAM, and Columbia Acorn Trust ("Acorn"), (i) CWAM has shared voting and dispositive power with respect to 975,400 shares and (ii) Acorn has shared voting power and shared dispositive power with respect to 894,000 shares.

(12) According to a Schedule 13G dated February 4, 2004 filed by Dalton, Greiner, Hartman, Maher & Co. ("Dalton"), Dalton has sole voting power with respect to 1,188,660 shares and sole dispositive power with respect to 1,376,887 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the directors and certain officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the SEC. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file.

Based upon a review of such forms furnished to the Company and upon representations from certain persons subject to the reporting requirements of Section 16(a), the Company is not aware of any person who did not timely file reports required by Section 16(a) of the Exchange Act during 2003, other than inadvertent late filings of Form 4 with respect to the (i) September 2003 option exercise and sale of shares by Michèle Steiner Warshaw, (ii) November 2003 option grant to Clive E. Warshaw, and (iii) December 2003 option grant to each of the Named Executive Officers and Stephen Lazarus, Amanda Jane Francis, Jeff Matthews, Melissa Wade, Robert Schaverien and Robert Lazar.

CERTAIN TRANSACTIONS

United Kingdom Lease

Effective June 24, 2000, the Company's Elemis Limited subsidiary ("Elemis") entered into a 20-year lease with Harrow Weald Limited ("HWL") whereby Elemis leases approximately 13,500 square feet of space in the London borough of Harrow used for the operations of Elemis and the Company's United Kingdom training operations (the "Lease"). HWL is an entity owned by the children of Clive E. Warshaw and Michèle Steiner Warshaw. Mr. Warshaw and Ms. Warshaw are husband and wife. In addition to other obligations of Elemis under the Lease, rent payments totaled $145,280 for 2003, based on the average British Pound to U.S. Dollar exchange rate in effect for that year. For 2004, the total rent will be $130,800, based on the British Pound to U.S. Dollar exchange rate in effect on April 15, 2004. The annual rent is subject to increase after the fifth, tenth, and 15th years of the lease term based on market conditions. The Company believes that the terms of the Lease are no less favorable to the Company than would have been obtained from an unrelated party.

Compensation of Robert Schaverien

Robert Schaverien serves as the Managing Director of Steiner Training Limited ("Training"), a United Kingdom subsidiary of the Company responsible for the training of shipboard employees. Mr. Schaverien is the son-in-law of Clive E. Warshaw and Michèle Steiner Warshaw. Pursuant to a three-year employment agreement with Training, effective January 1, 2002, Mr. Schaverien received a salary of approximately $130,800, a bonus of approximately $45,200 and other benefits with an aggregate value of approximately $28,244 for 2003. In December 2003, Mr. Schaverien was granted, as part of the annual grant of options to the Company's officers and certain other employees, ten-year options to purchase 10,000 of the Common Shares at an exercise price of $14.19 per share and which vest equally over three years. For 2004, under his employment agreement, Mr. Schaverien will receive a salary of approximately $148,928, a formula-based bonus and a car allowance and certain other benefits with an aggregate value of approximately $31,688. In addition, he will be entitled to receive a bonus based on the performance of Training and the Company as compared to budgeted targets for those entities.

The compensation amounts for 2003 are based on the average British Pound to U.S. Dollar exchange rate for 2003. The compensation amounts for 2004 are based on the British Pound to U.S. Dollar exchange rate on April 15, 2003. The compensation payable to Mr. Schaverien (including the targets upon which his bonus is based) is required to be approved by the Compensation Committee.

Upon a change in control of the Company, Mr. Schaverien may terminate his agreement and be entitled to receive (i) an amount equal to the greater of (A) his then base salary for the remainder of the term and (B) twice the base salary in effect, (ii) any bonus to which Mr. Schaverien would have been entitled for the year in which that termination occurred, prorated to the date of termination, and (iii) an amount equal to the average of the bonuses paid to him during the three years immediately preceding the termination, for each of the years in the remaining term of the agreement. For such purposes, a "change in control" has the same meaning as in the employment agreement for Mr. Harrington, described above.

Compensation of Patty Fluxman

Patty Fluxman, the wife of Leonard Fluxman, President and Chief Executive Officer of the Company, serves as the Director of Corporate Human Resources for the Company's Steiner Management Services LLC subsidiary. For 2003, Ms. Fluxman received compensation at the rate of $32.69 per hour based on an annualized compensation of $68,000. Her total salary and bonus for 2003 was $59,978, including a bonus of $6,800. In December 2003, Ms. Fluxman was granted, as part of the annual grant of options to the Company's officers and certain other employees, ten-year options to purchase 3,000 of the Common Shares at an exercise price of $14.19 per share and which will vest equally over three years.

For 2004, Ms. Fluxman is being paid at an hourly rate of $36.06 and it is estimated that her compensation will be approximately $75,000, including any bonus she might receive. Ms. Fluxman's salary is recommended by Stephen Lazarus, Senior Vice President and Chief Financial Officer of the Company, and is subject to approval by the Compensation Committee.

Compensation of Michèle Steiner Warshaw

Michèle Steiner Warshaw serves as Executive Vice President of the Company's Cosmetics Limited subsidiary ("Cosmetics"). That subsidiary owns the right to a number of products sold by the Company. Ms. Warshaw is a member of the board of directors of the Company and is the wife of Clive E. Warshaw. Pursuant to a five-year employment agreement with Cosmetics, effective January 1, 2002, Ms. Warshaw received a salary of $50,000 and a car allowance of $10,000 in 2003 and will receive the same amounts for 2004. Ms. Warshaw also receives compensation as a director of the Company, as described above.

PROPOSAL 2 - APPROVAL OF THE COMPANY'S
2004 EQUITY INCENTIVE PLAN

Introduction

In April 2004, the board of directors of the Company unanimously approved, subject to shareholder approval, the Company's 2004 Equity Incentive Plan (the "New Equity Plan"), which would replace the Current Option Plan. If the New Equity Plan is approved by the shareholders, the Current Option Plan would be terminated and no additional options or other awards would be granted under the Current Option Plan. However, outstanding options granted under the Current Option Plan would continue to be governed by the terms of that plan. The board of directors recommends that the shareholders approve the New Equity Plan.

Under the New Equity Plan, if it is approved by the shareholders, the Participants (as defined below) can be granted a variety of long term incentives, including non-qualified share options, incentive share options, share appreciation rights, exercise payment rights, grants of restricted and unrestricted shares and performance share awards. The recipients and the types, amounts and terms of awards that may be made under the New Equity Plan are determined by, and the New Equity Plan is administered by, the Compensation Committee of the board of directors. The Compensation Committee consists solely of independent directors of the Company.

The Current Option Plan plays an important role in the Company's efforts to attract and retain executive officers and other employees of outstanding ability and to align the interests of employees with those of the shareholders of the Company. A total of 1,500,000 Common Shares are available for grant under the New Equity Plan.

A total of 5,000,000 Common Shares are available for grant under the Current Option Plan. As of April 15, 2004, the only awards issued under the Current Option Plan have been share options to purchase a total of approximately 4,775,000 Common Shares, excluding options that were cancelled as a result of the termination of employment of the recipients thereof. As of that date, approximately 225,000 shares remain available to be granted under the Current Option Plan.

As of April 15, 2004, approximately 150 employees of the Company were eligible to receive grants under the Current Option Plan.

Reason for Adoption of the New Equity Plan

The board of directors believes that it is in the best interest of the Company to adopt the New Equity Plan so that the Company would be able to continue to (i) reward and motivate executive officers and other officers and other employees eligible to receive awards under the New Equity Plan with compensation in a form allowing them to participate in the growth of the Company and (ii) enhance the ability of the Company to attract highly qualified individuals for positions with the Company. In addition the New Equity Plan would include provisions not contained in the Current Option Plan which the board believes would be beneficial.

The principal reason for adopting the New Equity Plan is to increase the number of shares available for grants of awards to Participants. There remain approximately 225,000 shares available for grant under the Current Option Plan. If the New Equity Plan is approved by the Shareholders, there would be 1,500,000 shares available for grant under that plan, and no shares available for grant under the Current Option Plan.

The board of directors has determined that the remaining number of shares available for grant under the Current Option Plan would be insufficient to continue making awards to its officers and other employees. The board of directors believe that such awards are a critical portion of the Company's compensation strategy and important to the Company's success. The remaining number of shares would be insufficient despite:

    a reduction in the number of shares underlying annual grants under the Current Option Plan commencing in 2003 and anticipated to continue in the foreseeable future; and

    the intention of the Compensation Committee to begin awarding restricted shares in lieu of options in certain cases, which would result in less Common Shares being granted in the future.

In order for the Company to have available enough shares to make awards under the Current Option Plan in 2004 (and future years) consistent with even the reduced amount of awards in 2003, that plan would be required to be amended to increase the number of shares available for grant thereunder. However, the Current Option Plan expires by its terms in August 2006. So, even if an amendment to increase the number of shares available under that plan were to be approved by the board and the shareholders at the Annual Meeting, a new plan would need to be presented for approval at the 2006 Annual Meeting of shareholders of the Company.

Accordingly, the board of directors believes that it is in the best interests of the Company to adopt the New Equity Plan. If the New Equity Plan is approved by the shareholders, the Current Option Plan would terminate and no new awards would be made thereunder; however, outstanding options issued under that plan would continue to be governed by the terms of the Current Option Plan.

The New Equity Plan is summarized below. This summary is qualified by the terms of the New Equity Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Summary of the New Equity Plan

Persons eligible to participate in the New Equity Plan ("Participants") are required to be (i) employees of the Company or a subsidiary of the Company serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or a subsidiary of the Company. As of the date hereof, no awards have been made under the Current Option Plan to any person in such person's capacity as a director of the Company, other than awards of options to Ms. Warshaw, as described above.

The types of awards that may be made under the New Equity Plan are described below.

Share Options. Share options granted under the New Equity Plan may be either (i) options intended to qualify as "incentive stock options" (hereinafter "incentive share options") under the Code, or (ii) non-qualified share options. Incentive share options may be granted under the New Equity Plan to employees of the Company and its corporate subsidiaries (as defined in the Code). Non-qualified share options may be granted to consultants, directors or employees of the Company and its subsidiaries. Share options may be made to vest and become exercisable in specified installments.

A share option shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Compensation Committee shall determine and specify in the grant, but, with respect to employees, in no event less than one year following the date of grant; (ii) the Participant's death; or (iii) a change in control (as defined in the New Equity Plan) of the Company.

The exercise price of share options, as determined by the Compensation Committee, may not be less than the fair market value of the Common Shares on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any Participant who owns shares representing more than 10% of the voting power of the outstanding capital shares of the Company, the exercise price of any incentive share option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. The aggregate fair market value, determined as of the date the related share option is granted, of all Common Shares with respect to which incentive share options are exercisable for the first time by a Participant in any one calendar year, under the New Equity Plan or any other share option plan maintained by the Company, may not exceed $100,000.

Payment of the option price may be made by certified or bank cashier's check, by tender of Common Shares then owned by the Participant or by any other means acceptable to the Compensation Committee, as reflected in the agreement relating to a particular award, and must be made within ten business days after the date of exercise. Incentive share options granted pursuant to the New Equity Plan are not transferable, except by will or the laws of descent and distribution in the event of death. Non-qualified share options may be subject to restrictions on transfer. With respect to Participants who are employees, during the Participant's lifetime, generally, options may be exercised only while the Participant is in active employment with the Company or within 30 days after such employment is terminated. Where, however, such employment is terminated as a result of the death or disability (as defined in the New Equity Plan) of the employee, options may be exercised within one year after such death or disability. Where such employment is terminated other than due to the death or disability of the Participant, or by the Company for cause, employees have three months to exercise their options after termination.

An option holder will have no rights as a shareholder with respect to any Common Shares covered by a share option until the option holder becomes a holder of record of such Common Shares, and shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which the option holder becomes the holder of record thereof.

Share Appreciation Rights. Share appreciation rights ("SARs") may be granted to Participants who have received share options under the New Equity Plan. A SAR entitles the recipient to receive, upon exercise thereof, the excess of the fair market value per share option over the share option exercise price of the related Common Share. The number of SARs granted to a recipient may not exceed the number of shares that the recipient may acquire upon exercise of the related share option and any unexercised SAR will terminate upon the expiration or termination of the related share option. A SAR may not be exercised by a recipient subject to Section 16 of the Exchange Act within six months after the grant of the related share option unless permitted by law. Upon exercise of a share option by a Participant, the SAR relating to the Common Share covered by such exercise shall terminate. Upon exercise of SARs, such rights and the related share options, to the extent of an equal number of Common Shares, are required to be surrendered to the Company, and such SARs and the related share options shall terminate. A SAR is only vested, exercisable and transferable during the period when the share option to which it is related is also vested, exercisable and transferable, respectively. Payment of a SAR may be made in cash, Common Shares, Restricted Shares (as defined below) or any combination thereof, as determined by the Compensation Committee. Unless otherwise provided in the award, if a Participant exercises a SAR during the 60-day period commencing with the date of a change in control of the Company, the form of payment of such SARs will be in cash if such SAR was granted more than six months prior to the date of exercise, and in Common Shares if such SAR was granted six months or less prior to the date of exercise.

Performance Awards. Under the New Equity Plan, the Compensation Committee may grant performance awards entitling the Participant to receive Common Shares or other securities of the Company, cash or other property based upon the achievement of individual or Company performance goals and upon such other conditions as the Compensation Committee may determine. Performance awards may be granted subject to such restrictions as may be determined by the Compensation Committee. Unless otherwise provided in the award, an employee receiving a performance award must be an employee at the end of the performance period to receive the award unless the employee dies, reaches retirement or incurs a disability.

Restricted Shares. Common Shares may be awarded under the New Equity Plan subject to such terms and conditions as the Compensation Committee may determine ("Restricted Shares"). Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited.  A Participant is not permitted to sell, assign, transfer or pledge or otherwise encumber Restricted Shares received prior to the date on which any applicable restriction established by the Compensation Committee lapses. Upon the termination of employment of a Participant who is an employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited unless otherwise provided in the grant of such Restricted Shares.

Unrestricted Shares. The Committee may also grant shares (at no cost or for a purchase price determined by the Compensation Committee) that are free from any forfeit ability restrictions.

Exercise Payment Rights. Under the New Equity Plan, holders of share options may also be granted the right to receive payments relating to the purchase of shares covered by the holder's share options. Payments may be made upon the exercise of the related share option in an amount determined by the Compensation Committee, which amount may not be greater than 60% of the excess of the fair market value (as of the date of exercise) over the purchase price of the shares acquired upon the exercise of the share option. An exercise payment may take the form of cash, Common Shares, Restricted Shares or any combination thereof and may be subject to such restrictions as the Compensation Committee may determine.

Section 162(m) Compliance. The New Equity Plan has language intended to comply with the provisions of 162(m) of the Code, including, among other things, the criteria for specified performance goals that may be established by the Compensation Committee in connection with awards and a limit on the maximum number of Common Shares that may be granted to a Participant under the plan in any fiscal year.

Reorganization, Change in Control, Dissolution or Liquidation. Under the New Equity Plan, the Compensation Committee has discretion in the case of a reorganization or change in control of the Company or a subsidiary to accelerate the exercisability or vesting of outstanding awards under the New Equity Plan or make other adjustments. The New Equity Plan also has a provision addressing what happens to award recipients in the event of dissolution or liquidation of the Company.

Tax Withholding. Under the Plan, the Company has the right to (i) make deductions from any settlement of an award, including delivery or vesting of shares, or require that shares or cash, or both, be withheld from any award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Compensation Committee may determine the manner in which such tax withholding is to be satisfied and may permit Common Shares to be used to satisfy required tax withholding.

General. The New Equity Plan will expire in April 2014, after which no awards may be granted thereunder. Except as may be required under any applicable regulatory rules, the board of directors has the right at any time to amend or discontinue the New Equity Plan without the consent of Participants or the Company's shareholders, provided that no such action may adversely affect awards previously granted without the recipient's consent.

Certain Federal Income Tax Consequences

The following discussion outlines certain United States federal income tax consequences of participation in the New Equity Plan. Individual circumstances may vary these results. Additionally, federal income tax laws and regulations are complex and frequently amended, and each Participant should rely on his or her own tax counsel for advice regarding the federal income tax consequences of participation in the New Equity Plan.

Federal Income Tax Treatment of Incentive Share Options. A Participant will not recognize taxable income on the grant or the exercise of incentive share options (although the exercise of an incentive share option can increase a Participant's alternative minimum tax liability because the difference between the fair market value of the Common Shares acquired and the exercise price will be included in the Participant's alternative minimum taxable income). A Participant will recognize taxable income if and when the Participant disposes of the Common Shares acquired under an incentive share option. If the disposition occurs more than two years after the grant of the incentive share option and more than one year after the Common Shares are transferred to the Participant on exercise of the incentive share option (the "Incentive Share Option Holding Period"), the Participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from disposition of the Common Shares less the Participant's tax basis in the Common Shares. A Participant's tax basis in the Common Shares generally is the amount the Participant paid on exercise of the incentive share option. The capital gain (or loss) will be long-term or short-term depending on the length of time the Participant held the Common Shares.

If Common Shares acquired under an incentive share option are disposed of before the expiration of the Incentive Share Option Holding Period (a "Disqualifying Disposition"), a Participant generally will recognize as ordinary income, in the year of the Disqualifying Disposition, an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain depending on the length of time the Participant held the Common Shares.

A special rule applies to a Disqualifying Disposition of Common Shares where the amount realized on the disposition is less than the fair market value of the

Common Shares on the date of exercise of the incentive share option. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Shares and the exercise price paid by the Participant.

The foregoing discussion assumes that the Participant exercises the incentive share option while the Participant is an employee of the Company or within three months of termination of employment. However, in the event of disability or death of a Participant, incentive share options may be exercised for one year after termination. If the Participant exercises an incentive share option outside of these time limits, the Participant's tax consequences will be the same as described for non-qualified share options.

Federal Income Tax Treatment of Non-Qualified Share Options. A Participant will not recognize taxable income on the grant of a non-qualified share option. On the exercise of a non-qualified share option, a Participant will recognize as ordinary income an amount equal to the excess of the fair market value of the Common Shares acquired over the exercise price paid by the Participant. A Participant's tax basis in the Common Shares acquired upon the exercise of a non-qualified share option is the amount paid for the Common Shares plus any amount included in income with respect to the exercise. Any gain or loss that a Participant recognizes on a subsequent disposition of Common Shares acquired upon the exercise of a non-qualified share option generally will be long-term or short-term capital gain or loss depending on the length of time the Participant held the Common Shares. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the Participant's tax basis in the Common Shares.

The ordinary income a Participant is required to recognize on the exercise of a non-qualified share option will constitute wages for withholding and employment tax purposes. Accordingly, depending on the terms of a particular award, the Company will be required to either withhold from wages, or obtain payment from the Participant of the amount of required withholding and employment taxes.

The foregoing discussion assumes that the Participant pays the exercise price in cash. Special rules apply to a Participant who exercises an incentive share option or a non-qualified share option by paying the exercise price, in whole or in part, by the transfer of Common Shares the Participant already owns.

Federal Income Tax Treatment of Share Appreciation Rights. No income will be recognized by a Participant in connection with the grant of a SAR. When the SAR is exercised, the Participant generally will be required to include as a taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Shares received on the exercise. In the case of a recipient who is also an employee, any income recognized on exercise of a SAR will constitute wages for which withholding will be required. If the recipient receives Common Shares upon the exercise of a SAR, any gain or loss on the subsequent sale of such shares will be treated in the same manner as discussed above with respect to non-qualified share options.

Federal Income Tax Treatment of Other Awards. Awards granted under the New Equity Plan that are settled in cash or Common Shares that are either transferable or not subject to a substantial risk of forfeiture are taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received. Awards that are settled in Common Shares that are subject to restrictions as to transferability or subject to a substantial risk of forfeiture are taxable as ordinary income in an amount equal to the fair market value of the shares received at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, unless the Participant makes an election under Section 83(b) of the Code. If a Section 83(b) election is made, the Participant must include in income the value of the shares as of the date the shares are transferred to such Participant.

While the exercise of a non-qualified share option or SAR generally would entitle an employer to claim a federal income tax deduction equal to the amount of ordinary income recognized by the recipient, the Company believes that the grant of awards under the New Equity Plan will have minimal United States tax effects to the Company due to the Company's belief that the income of its principal subsidiary, Steiner Transocean Limited, will be foreign-source income, none of which will be effectively connected to a fixed place of business in the United States as a result of which such income would not be subject to United States taxation.

The foregoing is only a summary of the effect of United States federal income taxation upon Participants and the Company with respect to the grant of awards under the New Equity Plan. It does not purport to be complete, and does not discuss the tax consequences of a Participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the Participant may reside.

2003 Grants Under the Current Option Plan

The following table sets forth the number of Common Shares underlying share options granted under the Current Option Plan in 2003 to (i) each of the Named Executive Officers; (ii) all current executive officers as a group; (iii) each associate of any of the foregoing individuals; and (iv) all employees, including all current officers who are not executive officers, as a group (excluding options subsequently canceled), and the value of those options at December 31, 2003, based on the difference between the closing price per share of the Common Shares at that date ($14.28) and the exercise price of the corresponding options.

Name and Position	Number of Securities Underlying Options (#)	Value of Options (1) ($)

Leonard Fluxman, President and Chief Executive Officer	51,500	$4,590
Sean C. Harrington, Managing Director of Elemis Limited	10,000	900
Robert C. Boehm, Senior Vice President and General Counsel	25,500	2,295
Glenn Fusfield, Chief Operating Officer	20,500	1,845
Tom Posey, President and Chief Operating Officer of Mandara Spa LLC	10,000	900
Patty Fluxman (2)	3,000	270
Current executive officers as a group	232,500	15,975
Non-Executive Directors	5,000	-
All other employees as a group	291,729	132,283

________________

(1) Options with an exercise price greater than $14.28 are considered to have no value for purposes of this table.

(2) Associate of Leonard Fluxman (wife).

Securities Authorized for Issuance Under Equity Compensation Plans.

The following information is as of December 31, 2003:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	3,846,600	$17.13	277,130
Equity Compensation Plans Not Approved by Security Holders(2)	11,000	98.00	89,000
Total	3,857,600	$17.36	366,130

(1) The number of securities remaining available for future issuance reflects 208,330 shares available for grant, as of the date indicated, under the Current Option Plan, which provides for a variety of awards other than securities available for issuance upon the exercise of an option, warrant or right. The securities represent options covering shares of the common stock of Steiner Education Group, Inc., a subsidiary of the Company  (wholly owned other than with respect to the shares underlying the options described below), issued under that entity's 1999 Stock Option Plan  (the SEG Plan).  The only grant of awards under the SEG Plan was a grant at the time of adoption of the plan of options to five senior officers of the Company (two of those officers have since left the Company and their options have been cancelled).  These options vest and become exercisable in equal annual amounts over three years, have terms of ten years and are forfeited upon termination of employment of the option holder with the Company.  The exercise price of the options is the fair market value of the shares on the date of the grant.  The Company has no intention of issuing any other awards under the SEG Plan.

Benefits to be Granted Under the New Equity Plan

The Company is unable to determine the dollar value or number of any share options or other awards that will be received as a result of the adoption of the New Equity Plan by the Company's executive officers or other officers, employees or directors because awards are made by the Compensation Committee on a discretionary basis.

Recommendation of the Board of Directors

The board of directors recommends that the shareholders vote "FOR" approval of the New Equity Plan. If the shareholders do not approve the New Equity Plan, then the Current Option Plan will continue in effect and the board of directors will consider whether to adopt an alternative arrangement based on the needs of the Company.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 2004, subject to ratification by the shareholders. Ernst & Young was engaged by the board as independent auditors for the Company effective June 6, 2002. Arthur Andersen, which had been the Company's outside auditors since the Company's organization, was dismissed effective June 6, 2002. The Audit Committee had recommended the dismissal of Arthur Andersen LLP and the engagement of Ernst & Young.

During the two most recent fiscal years and subsequent interim period prior to June 6, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports, and there were no reportable events described under 304(a)(1)(v) of  SEC Regulation S-K.  The reports of Arthur Andersen on the financial statements of the Company for the two years preceding its dismissal contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Ernst & Young has provided certain non-audit services to the Company as described elsewhere in this Proxy Statement.

Although ratification by the shareholders of the appointment of independent auditors is not legally required, the board of directors believes that such action is desirable. If the appointment of Ernst & Young is not ratified, the Audit Committee may consider other independent auditors for the Company. However, due to the difficulty and expense of making any change of auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for 2004 unless the Audit Committee found other good reason for making a change.

A representative of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions which the shareholders might have.

Recommendation of the Board of Directors

The board of directors recommends that the shareholders vote "FOR" ratification of the selection of Ernst & Young as independent auditors of the Company for the 2004 fiscal year.

OTHER MATTERS

As of the date of this Proxy Statement, the board of directors knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

EXPENSE OF SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile or in person by directors, officers or employees of the Company, who will receive no additional compensation for such services. In addition, the Company will reimburse brokers and other shareholders of record for their expenses in forwarding proxy materials to beneficial owners.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Proposals that shareholders wish to have considered for inclusion in the proxy statement for the 2005 annual meeting of shareholders must be received by the Company on or before January 6, 2005. Shareholders are required to follow the procedure set forth in Rule 14a-8 of the Exchange Act. Proposals should be directed to the Secretary, c/o Steiner Management Services, LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

The Company's Articles of Association provide that for business to be properly brought before future annual meetings by a shareholder, in addition to other applicable requirements, the shareholder must be present at the meeting and written notice thereof must be received by the Company's Secretary not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), or between February 17, 2005 and April 3, 2005. If the annual meeting is to be held more than 30 days before, or more than 60 days after the Anniversary Date, such notice must be received not later than the later of the 75th day prior to the annual meeting or the 10th day following the day on which the public announcement of the annual meeting date is first made by the Company. The shareholder's notice to the Company must include (i) a brief description of the business to be brought before the meeting and the reasons therefore, (ii) the shareholder's name and address, as appearing in the Company's books, (iii) the number of shares beneficially owned by the shareholder and the names of any other beneficial owners of such shares, (iv) any material interest of the shareholder in such business, and (v) the names and addresses of other shareholders known by the shareholder to support such proposal and the numbers of shares beneficially owned by such other shareholders.

DELIVERY OF DOCUMENTS

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more security holders sharing the same address by delivering only one proxy statement and annual report to that address. This process, which is commonly referred to as "householding," can effectively reduce the Company's printing and postage costs. Under householding, each shareholder would continue to receive a separate proxy card or vote instruction card. Certain shareholders whose shares are held in street name and who have consented to householding will receive only one set of our annual meeting materials per household this year. If a shareholder's household received a single set of our annual meeting materials this year, that shareholder can request to receive additional copies of these materials by calling or writing the shareholder's brokerage firm, bank or other nominee. Shareholders that own their shares in street name, can request householding by calling or writing their brokerage firm, bank or other nominee.

ANNUAL REPORT

A copy of the Company's 2003 Annual Report to Shareholders (which includes the Company's annual report on Form 10-K, without exhibits, for fiscal year 2003) is being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting. Additional copies of the Annual Report or Form 10-K may be obtained, without charge, by any shareholder by writing or calling Robert C. Boehm, Secretary, c/o Steiner Management Services LLC, Suite 200, 770 South Dixie Highway, Coral Gables, Florida 33146, telephone (305) 358-9002.

By Order of the Board of Directors
Robert C. Boehm Secretary

May 7, 2004

[FORM OF PROXY CARD]

STEINER LEISURE LIMITED
PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 17, 2004

The undersigned hereby appoints Leonard Fluxman and Robert C. Boehm, and each of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the common shares of Steiner Leisure Limited held of record by the undersigned on April 22, 2004 at the Annual Meeting of Shareholders to be held on June 17, 2004, and any adjournments or postponements thereof, for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF CHARLES D. FINKELSTEIN AND JONATHAN D. MARINER AS CLASS II DIRECTORS, FOR DAVID S. HARRIS AS A CLASS I DIRECTOR, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)
SEE REVERSE SIDE

Please Detach and Mail in the Envelope Provided
[ X ]   Please mark your votes as in this example

The board of directors recommends a vote FOR the election of Charles D. Finkelstein and Jonathan D. Mariner as Class II directors, FOR the election of David S. Harris as a Class I director and
FOR Proposals 2 and 3.

		For All Nominees	Withhold Authority for All Nominees	For All Except (see instructions below)	Nominees:

1.

Election of 2 Class II Directors and 1 Class I Director.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark 'FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold as shown below:

		[ ]	[ ]	[ ]	○	Charles D. Finkelstein	Class II
					○	Jonathan D. Mariner	Class II
					○	David S. Harris	Class I

2.	Approval of 2004 Equity Incentive Plan.	FOR [ ]	AGAINST [ ]		ABSTAIN [ ]
3.	Ratification of the appointment of Ernst & Young as independent auditors for the 2004 fiscal year.	FOR [ ]	AGAINST [ ]		ABSTAIN [ ]
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof. The signer hereby acknowledges the receipt of the Notice of Annual Meeting and Proxy Statement.

I will attend the meeting [ ]

I will not attend the meeting [ ]
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature	Date

Signature, if held jointly	Date

NOTE: Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

APPENDIX A

STEINER LEISURE LIMITED
AUDIT COMMITTEE CHARTER

APPROVED APRIL 13, 2004

I. PURPOSE

The Audit Committee is a committee of the board of directors. The primary function of the Audit Committee is to assist the board of directors in fulfilling its responsibilities by overseeing the accounting and financial processes of the Company and the audits of the financial statements of the Company. The independent auditor is ultimately accountable to the Audit Committee, as representatives of the shareholders. The Audit Committee has the ultimate authority and direct responsibility for the appointment, compensation, retention and oversight of the work of the Company's independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor must report directly to the Audit Committee.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Sections III-VI of this Charter.

II. COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, as determined by the board of directors. Each member of the Audit Committee shall (i) meet the independence requirements set forth in Rules 4200(a)(15) of the qualitative listing requirements for Nasdaq National Market issuers promulgated by the National Association of Securities Dealers, as applicable, and as may be modified or supplemented, as well as qualify as independent directors under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and (ii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Members of the Audit Committee must not accept any consulting, advisory, or other compensatory fee from the Company other than for service on the board of directors, and they must not be an affiliated person of the Company. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee shall be elected by the board of directors. Unless a Chair is elected by the full board of directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. The duties and responsibilities of a member of the Audit Committee are in addition to those duties of such member as a member of the board of directors.

III. CONTINUOUS ACTIVITIES -- GENERAL

The Audit Committee shall:

1. Provide an open avenue of communication between the independent auditor and the Company officer handling the internal audit function (the "Internal Audit Officer") of the Company and the board of directors.

2. Meet four times per year, or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Audit Committee shall meet separately and periodically with management, with the independent auditor, and with the Internal Audit Officer, as well as in executive session.

3. Take appropriate steps to confirm the independence of the independent auditor. With respect to the independence of the independent auditor, the Audit Committee shall:

(a) Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented;

(b) Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

(c) Take, or recommend that the board of directors take, appropriate action to oversee the independence of the independent auditor.

4. Instruct the independent auditor that the Audit Committee is the independent auditor's client.

5. Review with the independent auditor and the Internal Audit Officer the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

6. Inquire of management, the independent auditor and the Internal Audit Officer about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7. Consider and review with the independent auditor and the Internal Audit Officer:

(a) The adequacy of the Company's internal controls including computerized information system controls and security; and

(b) Related findings and recommendations of the independent auditor and the Internal Audit Officer together with management's responses.

8. Consider and review with management, the Internal Audit Officer and/or, as appropriate, the independent auditor:

(a) Significant findings during the year, including the status of previous audit recommendations;

(b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information;

(c) Any changes required in the planned scope of the internal audit plan; and

(d) The budget and staffing for the internal audit function.

9. Resolve any disagreements between management and the independent auditors regarding the Company's financial reporting.

10. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall be responsible for reviewing and resolving any such complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

11. Report periodically to the board of directors on significant results of the foregoing activities.

IV. CONTINUOUS ACTIVITIES -- RE: REPORTING SPECIFIC POLICIES

The Audit Committee shall:

1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices including the following:

(a) Selection of new or changes to accounting policies;

(b) Estimates, judgments and uncertainties;

(c) Unusual transactions; and

(d) Accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they were recorded.

2. Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management and, particularly, about the degree of aggressiveness or conservatism, as the case may be of its accounting principles and underlying estimates.

3. Report periodically to the board of directors on significant results of the foregoing activities.

V. SCHEDULED ACTIVITIES

The Audit Committee shall:

1. Select and appoint the independent auditor for the Company, review and approve the compensation of the independent auditor, evaluate the performance of and discharge, if appropriate, the independent auditor. The Audit Committee also shall pre-approve all audit related and permitted non-audit fees to be paid to the independent auditors in accordance with pre-approval policies adopted by the Audit Committee.

2. Discuss with the independent auditor and the Internal Audit Officer the audit scope and plan of the independent auditor and the internal auditors.

3. Review with management and the independent auditor the results of annual audit of the Company's financial statements.

4. Review annual filings with the Securities and Exchange Commission ("SEC") and other published documents containing the Company's financial statements and related financial information set forth therein, including related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Critical Accounting Policies" to be included in the Company's Annual Report on Form 10-K, and make a recommendation to the board of directors as to whether or not the audited financial statements shall be included in the Company's Annual Report on Form 10-K for filing with the SEC, before such Annual Report is released to the public or filed with the SEC.

5. Review the periodic and other interim financial reports with management, the independent auditor and the Internal Audit Officer, including any financial statements, notes to financial statements and related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Critical Accounting Policies" to be included in the reports to be filed with the SEC, before those interim reports are released to the public or filed with the SEC or other regulators.

6. Review any policies of the Company relating to compliance with the federal securities law and rules relating to financial record keeping and accounting.

7. Describe in the Company's annual proxy statement the Audit Committee's composition and responsibilities, and such other matters related to the Audit Committee as may be required by the applicable rules of the SEC.

8. Include a report in the Company's annual proxy statement stating whether:

(a) The Audit Committee reviewed and discussed the audited financial statements with management;

(b) The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

(c) The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditor the independent auditor's independence; and

(d) Based on the review and discussions referred to in paragraphs 8(a) through 8(c), the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

9. Arrange for the independent auditor to be available to the full board of directors at least annually to help provide a basis for the board of directors to recommend the appointment of the independent auditor.

10. Review and reassess, and (if appropriate) update, this Audit Committee Charter on an annual basis.

11. Include for public disclosure the Audit Committee Charter as part the Company's proxy statement at least once every three years.

VI. "WHEN NECESSARY" ACTIVITIES

As may be necessary, the Audit Committee:

1. Shall review and approve requests for any management consulting engagement in connection with the proposed correction of a deficiency in, or improvement of a functional area of the Company to be performed by the independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

2. Shall review with the Company's counsel, legal and regulatory matters that may have a material impact on the Company's financial statements.

3. Is authorized to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other advisors, as it determines necessary to carry out its duties.

4. Shall receive appropriate funding from the Company, as determined by the Audit Committee in its capacity as a Committee of the board of directors, for the payment of: (i) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel or other advisors employed by the Audit Committee pursuant to the preceding paragraph of this Section, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

5. Shall fulfill the obligations of the Audit Committee as required by the Company's Code of Business Conduct and Ethics and as required by the procedures for the Company's Ethics Hotline.

6. Shall review and consider for approval transactions (i) between the Company or a subsidiary of the Company and any officer, director or employee of the Company or such subsidiary, or any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such officer, director or employee, including adoptive situations, or any other person who is living in the same household as any officer, director or employee of the Company or any subsidiary of the Company and (ii) identified by the SEC in Item 404 of SEC Regulation S-K (17 CFR 229).

7. Is authorized to perform any other activities consistent with this Charter, the Company's Certificate of Incorporation or Bylaws, and governing law, as the Audit Committee or the board of directors deems necessary or appropriate.

APPENDIX B

STEINER LEISURE LIMITED

2004 EQUITY INCENTIVE PLAN

1. PURPOSE.

The purpose of the Steiner Leisure Limited 2004 Equity Incentive Plan (hereinafter referred to as this "Plan") is to (i) assist Steiner Leisure Limited (the "Company") in attracting and retaining highly qualified officers, key employees, directors and consultants for the successful conduct of its business; (ii) provide incentives and rewards for persons eligible for Awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals; and (iii) allow persons receiving Awards to participate in the growth of the Company.

2. DEFINITIONS.

2.1. "Award" has the meaning set forth in Section 5.1.

2.2. "Award Agreement" has the meaning set forth in Section 5.1.

2.3. "Board" means the Board of Directors of the Company.

2.4. "Cause," as a basis for termination of employment, means "cause" (or any similar term) as defined in an applicable employment agreement with the Company or any Subsidiary, with respect to any Employee that is a party to an employment agreement and, with respect to other Employees, means termination based on an act or omission of an Employee determined by a supervisor of the Employee or other management personnel of the Company or the Subsidiary in question to be an appropriate basis for termination.

2.5. "Change in Control" A Change in Control of an entity shall be deemed to occur if any of the following circumstances have occurred:

(i) any transaction as a result of which a change in control of the entity would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the entity is then subject to such reporting requirement, otherwise than through an arrangement or arrangements consummated with the prior approval of the entity's board or directors;

(ii) any "person" or "group" within the meaning of Sections 13(d) and
14(d)(2) of the Exchange Act (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 20% of the then outstanding voting securities of the entity, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the entity's board of directors or (b) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the entity or for any other matter or question, more than 20% of the then outstanding voting securities of the entity, otherwise than through an arrangement or arrangements consummated with the prior approval of the entity's board of directors;

(iii) with respect to the Company, during any period of 24 consecutive months (not including any period prior to the adoption of this Plan), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who, at the beginning of such consecutive 24 month period, were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

(iv) any "person" or "group" within the meaning of Sections 13(d) and
14(d)(2) of the Exchange Act that is the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of 20% or more of the then outstanding voting securities of the entity commences soliciting proxies; and

(v) with respect to a particular Employee, there occurs a "change in control," as such term is defined under any employment agreement or service agreement between the Company or any direct or indirect Subsidiary thereof and such Employee, entered into before or after the date of adoption of this Plan (a "Change in Control Agreement"), which provides for, upon such change in control, the acceleration of the vesting of Share Options or otherwise affects Awards that may be made under this Plan; provided, however, that this Section 2.2.(v) applies only with respect to the Award or Awards accelerated, or otherwise affected by such change in control under such Change in Control Agreement.

2.6. "Code" means the United States Internal Revenue Code of 1986, as currently in effect or hereafter amended.

2.7. "Covered Employee shall mean a "covered employee" as defined in Section 162(m) of the Code.

2.8. "Committee" means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

2.9. "Disability" means "permanent and total disability" as defined in
Section 22(e)(3) of the Code.

2.10. "Employee" means any employee of the Company or any direct or indirect Subsidiary, including officers of the Company and any Subsidiary, as well as such officers who are also directors of the Company.

2.11. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.12. "Exercise Payment" means a payment described in Section 8 upon the exercise of a Share Option.

2.13. "Fair Market Value" unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the mean of the high and low prices reported per Share on the applicable date (i) as quoted on the Nasdaq National Market or the Nasdaq Small Cap Market (each, a "Nasdaq Market") or (ii) if not traded on a Nasdaq Market, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Shares have not been quoted or reported, as the case may be, on such date, on the first day prior thereto on which the Shares were quoted or reported, as the case may be), except that in the case of a Share Appreciation Right that is exercised for cash during the first three (3) days of the ten (10) day period set forth in Section 7.4 of this Plan, "Fair Market Value" means the highest daily closing price per Share as reported on such Nasdaq Market or exchange during such ten (10) day period. Notwithstanding the foregoing, if a Share Appreciation Right is exercised during the sixty (60) day period commencing on the date of a Change in Control, the Fair Market Value for purposes of determining the Share Appreciation shall be the highest of (i) the Fair Market Value per Share, as determined under the preceding sentence; (ii) the highest Fair Market Value per Share during the ninety (90) day period ending on the date of exercise of the SAR; (iii) the highest price per Share shown on Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the

Exchange Act by any person holding 20% of the combined voting power of the Company's then outstanding voting securities; or (iv) the highest price paid or to be paid per Share pursuant to a tender or exchange offer as determined by the Committee. If the Shares are not reported or quoted on a Nasdaq Market or a national securities exchange, its Fair Market Value shall be as determined in good faith by the Committee.

2.14. "Fiscal Year" means the fiscal year then being utilized by the Company for accounting purposes.

2.15. "Incentive Share Option" or "ISO" means any Share Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

2.16. "Non-qualified Share Option" means any Share Option granted to a Participant pursuant to this Plan, which is not an ISO.

2.17. "Option Price" means the purchase price of one Share upon exercise of a Share Option.

2.18. "Performance Award" means an Award described in Section 10 of this Plan.

2.19. "Performance Based Exception" shall mean the exception for qualified performance-based compensation from the deduction limitations of Code Section 162(m).

2.20. "Performance Goals" shall mean the performance goals that a Participant must satisfy to receive payment of a Performance Award as determined in accordance with Section 10 of the Plan.

2.21. "Reorganization" shall be deemed to occur with respect to an entity if that entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if the entity in question, the Company or a Subsidiary is the surviving entity.

2.22. "Retirement" means termination of employment with the Company by an Employee reaching the age of 55, and having had ten years of continuous service with the Company or a subsidiary.

2.23. "Restricted Shares" means Shares subject to restrictions on the transfer of such Shares, conditions of forfeitability of such Shares or any other limitations or restrictions as determined by the Committee.

2.24. "Settlement Date" means, (i) with respect to any Share Appreciation Rights that have been exercised, the date or dates upon which cash payment is to be made to the Participant, or in the case of Share Appreciation Rights that are to be settled in Shares, the date or dates upon which such Shares are to be delivered to the Participant; (ii) with respect to Performance Awards, the date or dates upon which Shares are to be delivered to the Participant; (iii) with respect to Exercise Payments, the date or dates upon which payment thereof is to be made; and (iv) with respect to grants of Shares, including Restricted Shares, the date or dates upon which such Shares are to be delivered to the Participant, in each case determined in accordance with the terms of the grant (including any Award Agreement) under which any such Award was made.

2.25. "Share" or "Shares" means the common shares of the Company.

2.26. "Share Appreciation" means the excess of the Fair Market Value per Share over the Option Price of the related Share, as determined by the Committee.

2.27. "Share Appreciation Right" or "SAR" means an Award that entitles a Participant to receive an amount described in Section 7.2.

2.28. "Share Option" or "Option" means an Award that entitles a Participant to purchase one Share for each Option granted.

2.29. "Subsidiary" shall mean any indirect or direct subsidiary of the Company whose financial statements are consolidated with the financial statements of the Company in accordance with generally accepted accounting principles.

3. PARTICIPATION.

The participants in this Plan ("Participants") shall be those persons who are selected to participate in this Plan by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or any Subsidiary.

4. ADMINISTRATION.

This Plan shall be administered and interpreted by a committee of two or more members of the Board appointed by the Board. Members of the Committee shall be "Non-Employee Directors" as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act, and "outside directors" for purposes of Code Section 162(m). All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of Awards to be made under this Plan; (ii) set the Option Price, the number of Options to be awarded and the number of Shares to be awarded out of the total number of Shares available for Awards; (iii) establish any applicable administrative regulations to further the purpose of this Plan; (iv) approve forms of Award agreements between a Participant and the Company; and (v) take any other action desirable or necessary to interpret, construe or implement the provisions of this Plan. Prior to the appointment of the Committee by the Board, or if the Committee shall not be in existence at any time during the term of this Plan, this Plan shall be administered and interpreted by the Board and, in such case, all references to the Committee herein shall be deemed to refer to the Board.

5. AWARDS.

5.1. Form of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Share Options; (ii) Share Appreciation Rights; (iii) Exercise Payment rights; (iv) grants of Shares, including Restricted Shares; or (v) Performance Awards, provided, however, that ISOs may be granted only to employees of a "parent corporation" or "subsidiary corporation," as such terms are defined in Section 424 of the Code (collectively, "Awards"). The Committee may require that any or all Awards under this Plan be made pursuant to an agreement between the Participant and the Company (an "Award Agreement"). Such Award Agreements shall be in such form as the Committee may approve from time to time. The Committee may accelerate Awards and waive conditions and restrictions on any Awards to the extent it may deem appropriate.

5.2. Maximum Amount of Shares Available. The total number of Shares (including Restricted Shares, if any) granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 1,500,000. Solely for the purpose of computing the total number of Shares optioned or granted under this Plan, there shall not be counted any Shares which have been forfeited and any Shares covered by Options which, prior to such computation, have terminated in accordance with their terms or have been canceled by the Participant or the Company. The maximum number of Shares that may be subject to an Award granted to a Covered Employee during any Fiscal Year is 150,000.

5.3. Adjustment in The Event of Recapitalization, Etc. In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the shareholders, the Committee shall make such equitable adjustments in the number of Shares and prices per Share applicable to Options then outstanding and in the number of Shares which are available thereafter for Option Awards or other Awards, both under this Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

5.4. Reorganization or Change in Control. Unless otherwise provided in an Award Agreement, in the event of a Reorganization of the Company or a Change in Control of the Company, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that Awards shall terminate; provided that the Participant shall have the right, immediately prior to the occurrence of such Reorganization or Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, and/or (iii) that Awards shall terminate; provided that Participant shall be entitled to a cash payment equal to the excess of the aggregate fair market value (as determined in good faith by the Board) of the Shares subject to the Awards (to the extent then exercisable) over the aggregate Option Price. In the event that the Committee does not terminate an Award upon a Reorganization of the Company then each outstanding Award shall upon exercise thereafter entitle the holder thereof to such number of Shares or other securities or property to which a holder of Shares would have been entitled upon such Reorganization.

5.5. Change in Status of Subsidiary. Unless otherwise provided in an Award Agreement, in the event of a Change in Control or Reorganization of a Subsidiary, or in the event that a Subsidiary ceases to be a Subsidiary, the Board may, in its sole and absolute discretion, (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of a Participant employed by such Subsidiary as terminated if such Participant is not employed by the Company or Subsidiary immediately after such event.

5.6. Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all Awards outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 5.6, each individual holding an Award shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Award in whole or in part, whether or not such Award was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to the Plan.

6. SHARE OPTIONS.

6.1. Grant of Award. The Company may award Options to purchase Shares, including Restricted Shares (hereinafter referred to as "Share Option Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Share Option Award, and designate in the grant whether a Participant is to receive an ISO or a Non-qualified Share Option.

6.2. Option Price. The Option Price per Share subject to a Share Option Award shall be specified in the grant, but, in no event shall be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per Share subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

6.3. Terms of Option. A Share Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision, and, during the Participant's lifetime, shall be exercisable only by the Participant. Non-qualified Share Options may be subject to such restrictions on transferability and exercise as may be provided for by the Committee in the terms of the grant thereof. A Share Option shall be of no more than ten (10) years' duration, except that an ISO granted to a Participant who, at the time of the grant, owns Shares representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years' duration. A Share Option shall vest in a Participant to whom it is granted and be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but, with respect to Employees, in no event less than one (1) year following the date of grant of such Award; (ii) the Participant's death; or (iii) a Change in Control.

6.4. Exercise of Option. A Share Option is only exercisable by a Participant while the Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during a one-year period after a Participant's death, where the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance; (ii) during a three-month period commencing on the date of the Participant's termination of employment other than due to death, Disability, or by the Company or a Subsidiary for Cause; or (iii) during a one-year period commencing on the Participant's termination of employment on account of Disability. A Share Option may not be exercised pursuant to this paragraph after the expiration date of the Share Option. The foregoing is intended to comply with Section 422 under the Code. To the extent those requirements change, this Section 6.4 shall be deemed to be amended to reflect such change.

An Option may be exercised with respect to part or all of the Shares subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Shares for which an Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash (by certified or bank cashier's check), in whole Shares owned by the Participant prior to exercising the Option, in a combination of cash and such Shares or on such other terms and conditions as the Committee may approve. The value of any Share delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

6.5. Limitation Applicable to ISOs. The aggregate Fair Market Value (determined at the time such ISO is granted) of the Common Shares for which any individual may have an ISO which first became vested and exercisable in any calendar year (under all option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-Qualified Share Options.

7. SHARE APPRECIATION RIGHTS.

7.1. General. The Committee may, in its discretion, grant SARs to Participants who have received a Share Option Award. The SARs may relate to such number of Shares, not exceeding the number of Shares that the Participant may acquire upon exercise of a related Share Option, as the Committee determines in its discretion. Upon exercise of a Share Option by a Participant, the SAR relating to the Share covered by such exercise shall terminate. Upon termination or expiration of a Share Option, any unexercised SAR related to that Option shall also terminate. Upon exercise of SARs, such rights and the related Share Options, to the extent of an equal number of Shares, shall be surrendered to the Committee, and such SARs and the related Share Options shall terminate.

7.2. Exercise. Upon a Participant's exercise of some or all of the Participant's SARs, the Participant shall receive an amount equal to the value of the Share Appreciation for the number of SARs exercised, payable in cash, Shares, Restricted Shares, or a combination thereof, at the discretion of the Committee.

7.3. Form of Settlement. The Committee shall have the discretion to determine the form in which payment of an SAR will be made, or to permit an election by the Participant to receive cash in full or partial settlement of the SAR. Unless otherwise specified in the grant of the SAR, if a Participant exercises an SAR during the sixty (60) day period commencing on the date of a Change in Control, the form of payment of such SAR shall be cash, provided that such SAR was granted more than six (6) months prior to the date of exercise, and shall be Shares if such SAR was granted six (6) months or less prior to the date of the exercise. Settlement for exercised SARs may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

7.4. Restrictions on Cash Exercise. Except in the case of an SAR that was granted at least six (6) months prior to exercise and is exercised for cash during the sixty (60) day period commencing on the date of the Change in Control, any election by a Participant to receive cash in full or partial settlement of the SAR, as well as any exercise by a Participant of the Participant's SAR for such cash, shall be made only during the period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

7.5. Restrictions. An SAR is only vested, exercisable and transferable during the period when the Share Option to which it is related is also vested, exercisable and transferable, respectively. If the Participant is a person subject to Section 16 of the Exchange Act, the SAR may not be exercised within six (6) months after the grant of the related Share Option, unless otherwise permitted by law.

8. EXERCISE PAYMENTS.

The Committee may grant to Participants holding Share Options the right to receive payments in connection with the exercise of a Participant's Share Options ("Exercise Payments") relating to such number of Shares covered by such Share Options, and subject to such restrictions and pursuant to such other terms as the Committee may determine. Exercise Payments shall be in an amount determined by the Committee in its discretion, which amount shall not be greater than 60% of the excess of the Fair Market Value (as of the date of exercise) over the Option Price of the Shares acquired upon the exercise of the Option. At the discretion of the Committee, the Exercise Payment may be made in cash, Shares, including Restricted Shares, or a combination thereof.

9. GRANTS OF SHARES.

9.1. General. The Committee may grant, either alone or in addition to other Awards granted under this Plan, Shares (including Restricted Shares) to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted Shares or Restricted Shares under this Plan to allow such Participant to satisfy tax obligations arising out of receipt of such Shares or Restricted Shares.

9.2. Restricted Share Terms. Awards of Restricted Shares shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited; provided, however, that with respect to Restricted Shares granted to Covered Employees, any performance measures that the Restricted Share are subject to shall be Performance Goals. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 9 prior to the date on which any applicable restriction established by the Committee lapses. The Participant shall have, with respect to Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any dividends, unless the Committee shall otherwise provide in the grant of such Restricted Shares. Restricted Shares may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited without compensation to the Participant unless otherwise provided in the grant of such Restricted Shares.

The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals.

10. PERFORMANCE AWARDS.

The Committee may grant, either alone or in addition to other Awards granted under this Plan, Awards of Shares based on the attainment, over a specified period, of individual Performance Goals as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The Committee, shall determine the times at which Performance Awards are to be made and all conditions of such Awards. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 10 prior to the date on which any applicable restriction or performance period established by the Committee lapses. Performance Awards may be paid in Shares, Restricted Shares or other securities of the Company, cash or any other form of property that the Committee shall determine. Unless otherwise provided in the Performance Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive a Performance Award, unless the Participant dies, has reached Retirement or incurs a Disability or under such other circumstances as the Committee may determine.

11. PERFORMANCE GOALS.

"Performance Goals" means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, the Company's and/or a Subsidiary's or other operational unit's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company's and/or a Subsidiary's or other operational unit's after-tax or pre-tax profits including, without limitation, that attributable to the Company's and/or a Subsidiary's or other operational unit's continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company's and/or a Subsidiary's or other operational unit's operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company's and/or a Subsidiary's or other operational unit's operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company's and/or a Subsidiary's or other operational unit's long-term or short-term public or private debt or other similar financial obligations of the Company and/or Subsidiary or other operational unit, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company's and/or a Subsidiary's or other operational unit's continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company's and/or a Subsidiary's or other operational unit's net sales, revenues, net income or net earnings or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company's and/or a Subsidiary's or other operational unit's return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company's and/or a Subsidiary's or other operational unit's after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Shares; (xi) the growth in the value of an investment in the Shares assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). Further, the Performance Goals may be based upon the attainment by the Company and/or a Subsidiary or other operational unit thereof of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

12. GENERAL PROVISIONS.

12.1. Assignment. Any assignment or transfer of any Awards granted under this Plan may be effected only if such assignment or transfer does not violate the terms of the Award or this Plan.

12.2. No Separate Monies. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

12.3. No Employment Rights. Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

12.4. Governing Law. This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws.

12.5. Headings. The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

13. AMENDMENT, SUSPENSION OR TERMINATION.

13.1. General Rule. Except as otherwise required under applicable rules of a Nasdaq Market or a securities exchange or other market where the securities of the Company are traded or applicable law, the Board may suspend, terminate or amend this Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the United States federal income tax laws and other applicable laws, without the approval of the Company's shareholders or Participants; provided, however, that no such action shall adversely affect any Awards previously granted to a Participant without the Participant's consent.

13.2. Compliance With Rule 16b-3. With respect to any person subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fails to so comply, it shall be deemed null and void.

14. EFFECTIVE DATE AND DURATION OF PLAN.

This Plan shall be effective on the date this Plan is approved by the Company's shareholders (the "Effective Date") in accordance with applicable law. No Award shall be granted under this Plan after the day prior to the tenth anniversary of the Effective Date.

15. TAX WITHHOLDING.

The Company shall have the right to (i) make deductions from any settlement of an Award, including delivery or vesting of Shares, or require that Shares or cash, or both, be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied and may permit Shares (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of such Shares as of the Settlement Date of the applicable Award.